PROSPECTUS SUPPLEMENT
(To Prospectus dated March 25, 1997)

$97,595,000

FIRST MERCHANTS AUTO TRUST 1997-1
$68,000,000 FLOATING RATE ASSET BACKED NOTES, CLASS A-1
$29,595,000 6.75% ASSET BACKED NOTES, CLASS A-2

FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II
SELLER

FIRST MERCHANTS ACCEPTANCE CORPORATION
SERVICER

                                                               [LOGO]

First Merchants Auto Trust 1997-1 (the "Trust") will be formed pursuant to an Amended and Restated Trust Agreement to be dated as of March 1, 1997 (the "Trust Agreement"), between First Merchants Auto Receivables Corporation II (the "Seller") and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"). The Trust will issue $68,000,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $29,595,000 aggregate principal amount of 6.75% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") pursuant to an Indenture dated as of March 1, 1997 (the "Indenture"), between the Trust and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee"). The Trust also will issue $8,486,690.83 aggregate principal amount of 6.75% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") pursuant to the Trust Agreement. Payments of principal of and interest on the Certificates will be subordinated to payments of principal of and interest on the Notes to the extent described herein. Only the Notes are being offered hereby.

The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including the right to receive payments collected thereon on or after March 1, 1997; proceeds from certain insurance policies relating to the Receivables; certain rights with respect to funds on deposit in a collateral spread account; and certain other property, as more fully described herein. Holders of the Notes also will have the benefit of a financial guaranty insurance policy to be issued by Financial Security Assurance Inc.

Principal of and interest on the Securities generally will be distributable on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing April 15, 1997; however, no principal payments will be made to holders of the Class A-2 Notes or the Certificates until the Class A-1 Notes have been paid in full. The Class A-1 Final Scheduled Distribution Date will be August 15, 2000 and the Class A-2 Final Scheduled Distribution Date will be December 17, 2001; however, payment in full of the Class A-1 Notes and Class A-2 Notes could occur earlier than the applicable Final Scheduled Distribution Date, as described herein.

The full and timely payment of interest on and principal of the Notes is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy to be issued by

                                     [LOGO]

PROSPECTIVE INVESTORS SHOULD CONSIDER THE POTENTIAL RISK FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-16 HEREOF AND ON PAGE 14 OF THE PROSPECTUS.

THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II, FIRST MERCHANTS ACCEPTANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriters have severally agreed to purchase the Notes from the Seller as provided herein, and the Notes will be offered by the Underwriters from time to time as provided herein in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Seller from the sale of the Notes are expected to be $97,227,311.12 before deducting expenses payable by the Seller of approximately $350,000.

The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any offer in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL") and the Euroclear System ("Euroclear") on or about March 31, 1997.

SALOMON BROTHERS INC                                    BEAR, STEARNS & CO. INC.

The date of this Prospectus Supplement is March 25, 1997.

THE NOTES ARE BEING OFFERED BY THE SELLER FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

There currently is no secondary market for the Notes and there is no assurance that one will develop. Each of the Underwriters expects, but is not obligated, to make a market in the Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

Certain persons participating in this offering may engage in transactions that affect the price of the Notes. Such transactions may include the purchase of Notes to cover syndicate short positions. For a description of these transactions, see "Underwriting" herein.

Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             REPORTS TO NOTEHOLDERS

    Unless and until the Notes are issued in definitive certificated form, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of DTC and registered holder of the Notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. First Merchants will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED
INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN
CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF DEFINED TERMS" OR, TO THE
EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE
PROSPECTUS.

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Issuer..........................  First Merchants Auto Trust 1997-1 (the "Trust"), a
                                  Delaware business trust to be formed pursuant to an
                                  Amended and Restated Trust Agreement to be dated as of
                                  March 1, 1997, between the Seller and the Owner Trustee
                                  (as amended and supplemented from time to time, the "Trust
                                  Agreement").

Seller..........................  First Merchants Auto Receivables Corporation II (the
                                  "Seller"), a bankruptcy-remote, special-purpose Delaware
                                  corporation and a wholly owned subsidiary of First
                                  Merchants Acceptance Corporation created to purchase motor vehicle installment sales contracts, such as the
                                  Receivables, from time to time from First Merchants. See
                                  "The Seller and First Merchants."

Servicer........................  First Merchants Acceptance Corporation ("First Merchants"
                                  or, in its capacity as servicer, the "Servicer"). See "The
                                  Seller and First Merchants."

Indenture Trustee...............  Harris Trust and Savings Bank, an Illinois banking corporation, as trustee under the Indenture (the
                                  "Indenture Trustee").

Owner Trustee...................  Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee under the Trust Agreement (the
                                  "Owner Trustee").

Backup Servicer and Collateral
  Agent.........................  In addition to acting as Indenture Trustee under the
                                  Indenture, Harris Trust and Savings Bank will agree in the
                                  Sale and Servicing Agreement to act as backup servicer (in such capacity, the "Backup Servicer") and to service the
                                  Receivables in the event First Merchants resigns or is
                                  removed as Servicer. Harris Trust and Savings Bank will
                                  also agree in the Spread Account Agreement to act as
                                  collateral agent (in such capacity, the "Collateral
                                  Agent") on behalf of the Trust and the Security Insurer
                                  with respect to the Spread Account and the amounts
                                  deposited thereto.

Security Insurer................  Financial Security Assurance Inc., a New York financial guaranty insurance company (the "Security Insurer"). See
                                  "Financial Security Assurance Inc."

Securities Issued by the
  Trust.........................  The Trust will issue its Floating Rate Asset Backed Notes,
                                  Class A-1 (the "Class A-1 Notes") in an aggregate initial
                                  principal amount of $68,000,000 (the "Initial Class A-1
                                  Note Balance") and its 6.75% Asset Backed Notes, Class A-2
                                  (the "Class A-2 Notes" and, together with the Class A-1
                                  Notes, the "Notes") in an aggregate initial principal
                                  amount of $29,595,000 (the "Initial Class A-2 Note
                                  Balance") pursuant to an Indenture dated as of March 1,
                                  1997 (the "Indenture"), between the Trust and the
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                                      S-3
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                                  Indenture Trustee. Payments of interest on and principal
                                  of the Notes will be secured by the assets of the Trust
                                  pursuant to the Indenture. The "Note Balance" as of any
                                  date of determination will equal the sum of (i) the
                                  Initial Class A-1 Note Balance and (ii) the Initial Class
                                  A-2 Note Balance, less all amounts distributed to
                                  Noteholders on or prior to such date and allocable to
                                  principal.

                                  The Trust will issue the 6.75% Asset Backed Certificates
                                  (the "Certificates" and, together with the Notes, the
                                  "Securities") in an aggregate initial principal amount of
                                  $8,486,690.83 pursuant to the Trust Agreement. The
                                  Certificates, which will be purchased by the Seller on the
                                  Closing Date and are not being offered hereby, will be
                                  subordinate to the Notes to the extent described herein.

                                  The Notes will be issued in fully registered form in
                                  minimum denominations of $1,000 and integral multiples of
                                  $1,000 in excess thereof.

Assets of the Trust.............  The assets of the Trust will include (i) a pool of motor vehicle retail installment sale contracts having an
                                  aggregate principal balance as of March 1, 1997 (the
                                  "Cutoff Date") of $106,081,690.83 (the "Receivables"),
                                  (ii) all rights, benefits, obligations and proceeds
                                  arising from or in connection with the Receivables,
                                  including the right to receive payments collected thereon
                                  on or after the Cutoff Date, (iii) security interests in
                                  the new and used automobiles, light duty trucks, vans and
                                  minivans (the "Financed Vehicles") securing each
                                  Receivable, (iv) the related Receivable files, (v) all
                                  rights to insurance proceeds and liquidation proceeds with respect to the Receivables, (vi) certain rights under the
                                  Receivables Purchase Agreement dated as of March 1, 1997
                                  (the "Receivables Purchase Agreement"), between the Seller and First Merchants and (vii) certain rights with respect
                                  to funds on deposit from time to time in the Spread
                                  Account, as described herein. Holders of the Notes also
                                  will have the benefit of a financial guaranty insurance
                                  policy to be issued by the Security Insurer (the
                                  "Policy").

The Notes.......................  The principal terms of the Notes will be as follows:

                                  DISTRIBUTION DATES. Payments of interest on and principal
                                  of the Notes will be made on the 15th day of each month
                                  or, if such 15th day is not a Business Day, the next
                                  succeeding Business Day, commencing April 15, 1997 (each
                                  such date, a "Distribution Date"). Payments on the Notes
                                  will be made on each Distribution Date to holders of
                                  record of the Notes (the "Noteholders") as of the close of business on the day immediately preceding such
                                  Distribution Date (the "Record Date").

                                  For purposes of this document, "Business Day" means any
                                  day other than a Saturday, a Sunday, a legal holiday or
                                  any other day on which commercial banking institutions in
                                  New York, New York, Chicago, Illinois or any other city in which the corporate trust office of the Indenture Trustee
                                  is located are authorized or
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                                      S-4
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                                  required by law, executive order or governmental decree to be closed.

                                  INTEREST RATES. The Class A-1 Notes will bear interest at
                                  a per annum rate (the "Class A-1 Rate") equal to LIBOR for the applicable Floating Rate Interest Accrual Period plus
                                  0.13%, subject to a maximum per annum rate of 11%. The
                                  Class A-2 Notes will bear interest at the rate of 6.75%
                                  per annum (the "Class A-2 Rate").

                                  "LIBOR" with respect to any Distribution Date will be
                                  established by the Calculation Agent, which shall be the
                                  Indenture Trustee, and will equal the offered rate for
                                  United States dollar deposits for one month that appears
                                  on Telerate Page 3750 as of 11:00 a.m., London time, on
                                  the second LIBOR Business Day prior to the immediately
                                  preceding Distribution Date or, in the case of the initial
                                  Distribution Date, the second LIBOR Business Day prior to
                                  the Closing Date (the "LIBOR Determination Date").
                                  "Telerate Page 3750" means the display page so designated
                                  on the Dow Jones Telerate Service (or such other page as
                                  may replace that page on that service or such other
                                  service as may be nominated by the information vendor for
                                  the purpose of displaying London interbank offered rates
                                  of major banks). If such rate appears on Telerate Page
                                  3750 on a LIBOR Determination Date, LIBOR for the related
                                  Floating Rate Interest Accrual Period will be such rate.
                                  If on any LIBOR Determination Date such offered rate does
                                  not appear on Telerate Page 3750, the Calculation Agent
                                  will request each of the reference banks (which will be
                                  major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to
                                  provide the Calculation Agent with its offered quotation
                                  for United States dollar deposits for one month to prime
                                  banks in the London interbank market as of 11:00 a.m.,
                                  London time, on such date. If at least two reference banks provide the Calculation Agent with such offered
                                  quotations, LIBOR with respect to such date will be the
                                  arithmetic mean (rounded upwards, if necessary, to the
                                  nearest one-sixteenth of one percent) of all such
                                  quotations. If on such date fewer than two of the
                                  reference banks provide the Calculation Agent with such
                                  offered quotations, LIBOR with respect to such date will
                                  be the arithmetic mean (rounded upwards, if necessary, to
                                  the nearest one-sixteenth of one percent) of the offered
                                  per annum rates that one or more leading banks in New York
                                  City, selected by the Calculation Agent, are quoting as of
                                  11:00 a.m., New York City time, on such date to leading
                                  European banks for United States dollar deposits for one
                                  month; provided, however, that if such banks are not
                                  quoting as described above, LIBOR with respect to such
                                  date will be LIBOR applicable to the immediately preceding
                                  Distribution Date. "LIBOR Business Day" as used herein
                                  means a day that is both a Business Day and a day on which banking institutions in the City of London, England are
                                  not required or authorized by law to be closed.
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                                      S-5
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                                  PAYMENTS OF INTEREST. Interest with respect to each
                                  Distribution Date will accrue on the outstanding principal amount of the Class A-1 Notes (the "Class A-1 Monthly
                                  Interest Distributable Amount") at the Class A-1 Rate from and including the most recent Distribution Date on which
                                  interest was paid on the Notes (or, in the case of the
                                  first Distribution Date, from and including the Closing
                                  Date) to, but excluding, such Distribution Date (each, a
                                  "Floating Rate Interest Accrual Period"). Interest on the
                                  Class A-1 Notes will be calculated on the basis of the
                                  actual number of days in each Floating Rate Interest
                                  Accrual Period divided by 360. Interest with respect to
                                  each Distribution Date will accrue on the outstanding
                                  principal amount of the Class A-2 Notes (the "Class A-2
                                  Monthly Interest Distributable Amount") at the Class A-2
                                  Rate from and including the 15th day of the preceding
                                  calendar month (or, in the case of the first Distribution
                                  Date, from and including the Closing Date) to and
                                  including the 14th day of the calendar month in which such
                                  Distribution Date occurs. Interest on the Class A-2 Notes
                                  will be calculated on the basis of a 360-day year
                                  consisting of twelve 30-day months. Interest that is due
                                  but not paid on any Distribution Date on the Class A-1
                                  Notes or the Class A-2 Notes will be payable on the
                                  following Distribution Date, with interest on such overdue amount (to the extent lawful) at the Class A-1 Rate or the
                                  Class A-2 Rate, as applicable (the "Class A-1 Interest
                                  Carryover Shortfall" and "Class A-2 Interest Carryover
                                  Shortfall", respectively). The Class A-1 Monthly Interest
                                  Distributable Amount and the Class A-1 Interest Carryover
                                  Shortfall are sometimes referred to herein collectively as the "Class A-1 Interest Distributable Amount"; and the
                                  Class A-2 Monthly Interest Distributable Amount and the
                                  Class A-2 Interest Carryover Shortfall are sometimes
                                  referred to herein collectively as the "Class A-2 Interest
                                  Distributable Amount." The Class A-1 Interest
                                  Distributable Amount and the Class A-2 Interest
                                  Distributable Amount are sometimes referred to herein
                                  collectively as the "Noteholders' Interest Distributable
                                  Amount."

                                  Interest payments to holders of the Class A-1 Notes and
                                  the Class A-2 Notes will have the same priority. If the
                                  amount available for distribution to Noteholders on any
                                  Distribution Date is less than the amount of interest
                                  payable on the Notes, Noteholders will receive their
                                  ratable share of such amount, based on the aggregate
                                  amount of interest due on such date on each class of the
                                  Notes.

                                  See "Description of the Notes--Payments of Interest."

                                  PAYMENTS OF PRINCIPAL. Principal of the Class A-1 Notes
                                  will be payable on each Distribution Date in an amount
                                  equal to the Class A-1 Principal Distributable Amount for
                                  the related Collection Period, to the extent of funds
                                  available therefor. The "Collection Period" with respect
                                  to any Distribution Date will be the calendar month
                                  preceding such Distribution Date. The "Class A-1 Principal
                                  Distributable Amount" will equal the sum of (i) the Class
                                  A-1 Monthly Principal Distributable Amount and (ii) any
                                  portion of the
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                                      S-6
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                                  Class A-1 Principal Distributable Amount that was due but
                                  unpaid on the immediately preceding Distribution Date (the
                                  "Class A-1 Principal Carryover Shortfall"). The "Class A-1
                                  Monthly Principal Distributable Amount" for any
                                  Distribution Date until the Class A-1 Notes are paid in
                                  full will equal 100% of the Regular Principal Distribution
                                  Amount.

                                  The "Regular Principal Distribution Amount" on any
                                  Distribution Date will be the sum of the following
                                  amounts, without duplication, with respect to the related
                                  Collection Period: (i) that portion of all collections on
                                  the Receivables allocable to principal; (ii) the aggregate outstanding principal balance of all Receivables that
                                  became Liquidated Receivables during such Collection
                                  Period; (iii) that portion allocable to principal of the
                                  aggregate amount of any losses caused by the issuance
                                  during such Collection Period of an order by any court of
                                  appropriate jurisdiction in any insolvency proceeding that reduces the amount owed under a Receivable (each such
                                  reduction, a "Cram Down Loss"); and (iv) that portion
                                  allocable to principal of the Purchase Amount of all
                                  Receivables that became Purchased Receivables during or in respect of such Collection Period.

                                  No principal payments will be made on the Class A-2 Notes
                                  until the Class A-1 Notes have been paid in full. On each
                                  Distribution Date, commencing on the Distribution Date on
                                  which the Class A-1 Notes are paid in full, principal of
                                  the Class A-2 Notes will be payable in an amount equal to
                                  the Class A-2 Principal Distributable Amount for the
                                  related Collection Period, to the extent of funds
                                  available therefor. The "Class A-2 Principal Distributable
                                  Amount" will equal the sum of (i) the Class A-2 Monthly
                                  Principal Distributable Amount and (ii) any portion of the
                                  Class A-2 Principal Distributable Amount that was due but
                                  unpaid on the immediately preceding Distribution Date (the
                                  "Class A-2 Principal Carryover Shortfall"). The Class A-1
                                  Principal Distributable Amount and the Class A-2 Principal
                                  Distributable Amount are sometimes referred to herein
                                  collectively as the "Noteholders' Principal Distributable
                                  Amount."

                                  The "Class A-2 Monthly Principal Distributable Amount" for
                                  any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full will equal 93%
                                  of the Regular Principal Distribution Amount (or, on the
                                  Distribution Date on which the Class A-1 Notes are paid in full, 93% of the Regular Principal Distribution Amount
                                  remaining after the Class A-1 Notes are paid in full). In
                                  addition, on any Distribution Date on or after the
                                  Distribution Date on which the Class A-1 Notes are paid in full, the Class A-2 Notes will receive as a payment of
                                  principal of such Notes, to the extent of funds available
                                  therefor, an amount (the "Class A-2 Additional Principal
                                  Distribution Amount") equal to 50% of the portion, if any, of the Total Distribution Amount for the related
                                  Collection Period that remains after the payment of (a)
                                  the Servicing Fee (together with any portion of the
                                  Servicing Fee that remains unpaid from prior Distribution
                                  Dates), (b) any accrued
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                                      S-7
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                                  and unpaid fees owed to the Owner Trustee and the
                                  Indenture Trustee, to the extent such fees are not paid by the Servicer, (c) the Noteholders' Interest Distributable
                                  Amount, (d) the Noteholders' Principal Distributable
                                  Amount, (e) any amounts owed to the Security Insurer under the Insurance Agreement (as defined herein), (f) any
                                  deficiency in the Spread Account Required Amount, (g) the
                                  Certificateholders' Interest Distributable Amount and (h)
                                  the Certificateholders' Principal Distributable Amount.

                                  The outstanding principal amount, if any, of the Class A-1
                                  Notes will be payable in full on the August 15, 2000
                                  Distribution Date (the "Class A-1 Final Scheduled
                                  Distribution Date") and the outstanding principal amount,
                                  if any, of the Class A-2 Notes will be payable in full on
                                  the December 17, 2001 Distribution Date (the "Class A-2
                                  Final Scheduled Distribution Date").

The Certificates................  PASS-THROUGH RATE. 6.75% per annum (the "Pass-Through
                                  Rate").

                                  DISTRIBUTIONS OF INTEREST. Interest with respect to each
                                  Distribution Date (the "Certificateholders' Monthly
                                  Interest Distributable Amount") will accrue on the
                                  outstanding principal balance of the Certificates (the
                                  "Certificate Balance") at the Pass-Through Rate from and
                                  including the 15th day of the preceding calendar month
                                  (or, in the case of the first Distribution Date, from and
                                  including the Closing Date) to and including the 14th day
                                  of the calendar month in which such Distribution Date
                                  occurs. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day
                                  months. Interest that is due but not paid on any
                                  Distribution Date on the Certificates will be payable on
                                  the following Distribution Date, with interest on such
                                  overdue amount (to the extent lawful) at the Pass-Through
                                  Rate (the "Certificateholders' Interest Carryover
                                  Shortfall"). The Certificateholders' Monthly Interest
                                  Distributable Amount and the Certificateholders' Interest
                                  Carryover Shortfall are sometimes referred to herein
                                  collectively as the "Certificateholders' Interest
                                  Distributable Amount".

                                  On each Distribution Date interest will be distributed PRO
                                  RATA to holders of record of the Certificates as of the
                                  related Record Date (the "Certificateholders" and,
                                  together with the Noteholders, the "Securityholders"),
                                  generally to the extent of the Total Distribution Amount
                                  for the related Collection Period that remains after the
                                  payment of the amounts described in clauses (a) through
                                  (f) of the fourth paragraph under "The Notes--Payments of
                                  Principal" above. The "Total Distribution Amount" with
                                  respect to each Distribution Date will equal the sum of
                                  the Regular Principal Distribution Amount (other than the
                                  portion thereof attributable to Realized Losses or Cram
                                  Down Losses) and an amount (the "Interest Distribution
                                  Amount") equal to the sum of the following amounts with
                                  respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to
                                  interest; (ii) that portion of all net liquidation
                                  proceeds allocable to interest;
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                                      S-8
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                                  (iii) that portion allocable to interest of the Purchase
                                  Amount of each Receivable that became a Purchased
                                  Receivable during or in respect of such Collection Period;
                                  and (iv) any investment income (net of related expenses)
                                  from the investment of amounts on deposit in the
                                  Collection Account. "Realized Losses" as to any
                                  Distribution Date will equal the amount, if any, by which
                                  the outstanding aggregate principal balance of all
                                  Receivables that became Liquidated Receivables during the
                                  related Collection Period exceeds that portion allocable
                                  to principal of all net liquidation proceeds received with respect to such Liquidated Receivables.

                                  DISTRIBUTIONS OF PRINCIPAL. No distributions of principal
                                  on the Certificates will be made until the Class A-1 Notes have been paid in full. On each Distribution Date,
                                  commencing on the Distribution Date on which the Class A-1
                                  Notes are paid in full, principal of the Certificates will be payable in an amount equal to the Certificateholders'
                                  Principal Distributable Amount for the related Collection
                                  Period, to the extent of funds available therefor
                                  following payment of the amounts set forth in clauses (i)
                                  through (vii) under "Description of the Transfer and
                                  Servicing Agreements--Distributions--Deposits to the
                                  Distribution Accounts and Other Payments."

                                  The "Certificateholders' Principal Distributable Amount"
                                  will equal, on any Distribution Date on or after the
                                  Distribution Date on which the Class A-1 Notes are paid in full, the sum of (i) the Certificateholders' Monthly
                                  Principal Distributable Amount and (ii) any portion of the
                                  Certificateholders' Principal Distributable Amount that
                                  was due and unpaid on the immediately preceding
                                  Distribution Date (the "Certificateholders' Principal
                                  Carryover Shortfall"). The "Certificateholders' Monthly
                                  Principal Distributable Amount" for any Distribution Date
                                  will generally equal (i) on or after the Distribution Date on which the Class A-1 Notes are paid in full to the
                                  Distribution Date on which the Class A-2 Notes are paid in full, 7% of the Regular Principal Distribution Amount (or, on the Distribution Date on which the Class A-1 Notes are
                                  paid in full, 7% of the Regular Principal Distribution
                                  Amount remaining after the Class A-1 Notes are paid in
                                  full) or (ii) on or after the Distribution Date on which
                                  the Class A-2 Notes are paid in full, until the
                                  Certificates are paid in full, 100% of the Regular
                                  Principal Distribution Amount (less, on the Distribution
                                  Date on which the Class A-2 Notes are paid in full, the
                                  portion thereof payable on the Class A-2 Notes).

Optional Redemption.............  The Class A-2 Notes may be retired, in whole but not in part, on any Distribution Date on which the Servicer
                                  exercises its option to purchase the Receivables. Under
                                  the terms of the Sale and Servicing Agreement, the
                                  Servicer may purchase the Receivables when the Pool
                                  Balance has been reduced to 10% or less of the Initial
                                  Pool Balance. The "Pool Balance" on any Distribution Date
                                  will equal the aggregate principal balance of the
                                  Receivables at the end of the related Collection Period,
                                  after giving effect to all

                                  payments received from Obligors and Purchase Amounts to be remitted by the Servicer or First Merchants, as the case
                                  may be, for such Collection Period, and after adjustment
                                  for Cram Down Losses and reduction to zero of the
                                  aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection
                                  Period. The "Initial Pool Balance" will equal the
                                  aggregate principal balance of the Receivables as of the
                                  Cutoff Date. Any such purchase of the Receivables by the
                                  Servicer will result in the early retirement of the Class
                                  A-2 Notes at a purchase price equal to the outstanding
                                  principal amount thereof plus accrued and unpaid interest
                                  thereon.

The Receivables.................  The Receivables will consist of non-prime motor vehicle retail installment sale contracts (the "Contracts")
                                  secured by new or used automobiles, light duty trucks,
                                  vans and minivans, including the right to receive certain
                                  payments made with respect thereto, security interests in
                                  the related Financed Vehicles and the proceeds thereof.
                                  The Contracts were or will be originated by retail motor
                                  vehicle dealers who participate in First Merchants' auto
                                  financing program and were or will be acquired by First
                                  Merchants from such dealers. The obligors on the Contracts are primarily consumers with limited access to traditional sources of credit ("non-prime" borrowers), who are
                                  generally relatively higher credit risks due to various
                                  factors, including their past credit experience and the
                                  absence or limited extent of their credit history. See
                                  "Risk Factors--Nature of Obligors and Financed Vehicles;
                                  Servicing" and "First Merchants' Automobile Financing
                                  Program."

                                  The Trust will purchase the Receivables from the Seller on
                                  March 31, 1997 (the "Closing Date") pursuant to a Sale and
                                  Servicing Agreement dated as of March 1, 1997 (the "Sale
                                  and Servicing Agreement"), among the Trust, the Seller,
                                  the Servicer and the Backup Servicer.

                                  The Seller will have purchased the Receivables from First
                                  Merchants pursuant to the Receivables Purchase Agreement.
                                  In the Receivables Purchase Agreement, First Merchants
                                  will make certain representations and warranties with
                                  respect to the Receivables and will agree to repurchase
                                  any Receivable with respect to which there is a breach of
                                  any such representation and warranty if such breach has a
                                  material and adverse effect on the interests of the Seller or the Trust in such Receivable. Under the Sale and
                                  Servicing Agreement, the Seller will assign all of its
                                  rights under the Receivables Purchase Agreement, including its right to enforce First Merchants' repurchase
                                  obligation, to the Trust.

                                  The Receivables have been selected from First Merchants'
                                  portfolio of Contracts based on the criteria specified in
                                  the Receivables Purchase Agreement and the Sale and
                                  Servicing Agreement and are described herein under "The
                                  Receivables Pool." As of the Cutoff Date, the weighted
                                  average annual

                                  percentage rate ("APR") of the Receivables was
                                  approximately 19.54%, the weighted average remaining term
                                  to maturity of the Receivables was approximately 56
                                  months, and the weighted average original term to maturity of the Receivables was approximately 55 months. No
                                  Receivable has a scheduled maturity later than January 15,
                                  2003 (the "Final Scheduled Maturity Date").

                                  The Receivables may be prepaid at any time without penalty to the purchaser or co-purchasers of the Financed Vehicle
                                  or any other person or persons who are obligated to make
                                  payments thereunder (each, an "Obligor").

Credit Enhancement

  A. The Policy.................  Concurrently with the issuance of the Notes, the Security
                                  Insurer will issue the Policy to the Indenture Trustee
                                  pursuant to an Insurance and Indemnity Agreement dated as
                                  of March 1, 1997 (the "Insurance Agreement"), among the
                                  Security Insurer, the Trust, First Merchants and the
                                  Seller. Under the Policy, the Security Insurer will
                                  unconditionally and irrevocably guarantee (i) the full,
                                  complete and timely payment of the Noteholders' Interest
                                  Distributable Amount and the Noteholders' Principal
                                  Distributable Amount (collectively, the "Guaranteed
                                  Payments") and (ii) the full and complete payment of any
                                  portion of the interest or principal that is distributed
                                  to Noteholders and subsequently recovered from any such
                                  holder pursuant to a final, nonappealable order of a court of competent jurisdiction under applicable bankruptcy or
                                  insolvency laws.

  B. Spread Account.............  On the Closing Date, the Seller will establish a separate collateral account (the "Spread Account") and will make an initial deposit thereto of an amount to be agreed upon by
                                  the Seller and the Security Insurer (the "Spread Account
                                  Initial Deposit"). The Spread Account will not be a part
                                  of the Trust, but will be held by the Collateral Agent and pledged to the Indenture Trustee for the benefit of the
                                  Noteholders and the Security Insurer pursuant to a Master
                                  Spread Account Agreement dated as of March 1, 1996 (the
                                  "Master Spread Account Agreement"), by and among the
                                  Seller, the Collateral Agent, the Indenture Trustee and
                                  the Security Insurer, and a Series 1997-1 Supplement to
                                  the Master Spread Account Agreement, dated as of March 1,
                                  1997 (together with the Master Spread Account Agreement,
                                  the "Spread Account Agreement"), by and among the Seller,
                                  the Collateral Agent, the Indenture Trustee, the Owner
                                  Trustee and the Security Insurer. On each Distribution
                                  Date on which the amount on deposit in the Spread Account
                                  is less than the Spread Account Required Amount, the Total
                                  Distribution Amount remaining after the distribution on
                                  such Distribution Date of the Noteholders' Interest
                                  Distributable Amount, the Noteholders' Principal
                                  Distributable Amount and the payment of all amounts due to the Servicer, the Owner Trustee, the Indenture Trustee and
                                  the Security Insurer, up to an amount equal to such
                                  shortfall, will be distributed to the

                                  Collateral Agent for deposit to the Spread Account prior
                                  to the application of any such amount to the
                                  Certificateholders' Interest Distributable Amount or the
                                  Certificateholders' Principal Distributable Amount.

                                  The "Spread Account Required Amount" with respect to any
                                  Distribution Date will be determined in accordance with
                                  the Insurance Agreement and the Spread Account Agreement.
                                  The Spread Account Required Amount may be increased or
                                  decreased over time as a result of certain floors, caps or triggers as set forth in the Insurance Agreement and the
                                  Spread Account Agreement.

                                  All amounts on deposit in the Spread Account on any
                                  Distribution Date will be available to make up shortfalls
                                  in the Noteholders' Interest Distributable Amount and the
                                  Noteholders' Principal Distributable Amount and for
                                  certain other purposes. On each Distribution Date, amounts on deposit in the Spread Account in excess of the Spread
                                  Account Required Amount may be released to the Seller or
                                  other entities, subject to certain conditions set forth in the Sale and Servicing Agreement and the Spread Account
                                  Agreement. The Noteholders will have no further interest
                                  in or rights with respect to any amounts so released from
                                  the Spread Account.

                                  Any amounts held on deposit in the Spread Account and any
                                  investment earnings thereon will be owned by, and will be
                                  taxable to, the Seller for federal income tax purposes.

  C. Subordination of the
    Certificates................  No distribution of interest or principal will be made to
                                  Certificateholders on any Distribution Date until (i) the
                                  holders of the Notes have been paid the Noteholders'
                                  Interest Distributable Amount and the Noteholders'
                                  Principal Distributable Amount for such Distribution Date
                                  and (ii) an amount equal to the Spread Account Required
                                  Amount is on deposit in the Spread Account. No
                                  distribution of principal will be made to
                                  Certificateholders on any Distribution Date unless and
                                  until the Class A-1 Notes have been paid in full. This
                                  subordination is intended to enhance the likelihood of
                                  timely receipt by the Noteholders of the full amount of
                                  interest and principal distributable to them on each
                                  Distribution Date and to afford the Noteholders limited
                                  protection against losses in respect of the Receivables.

Allocation of Collections.......  On each Distribution Date, the Total Distribution Amount
                                  (and, if applicable, amounts on deposit in the Spread
                                  Account and amounts payable by the Security Insurer
                                  pursuant to the Policy) will be applied in the following
                                  order of priority: (i) the Servicing Fee (together with
                                  any portion of the Servicing Fee that remains unpaid from
                                  prior Distribution Dates); (ii) any accrued and unpaid
                                  fees owed to the Owner Trustee and the Indenture Trustee,
                                  to the extent such fees are not paid by the Servicer;
                                  (iii) the Class A-1 Interest Distributable Amount and
                                  Class A-2 Interest Distributable Amount, paid ratably,
                                  based on the aggregate amount of interest

                                  due on such date on each class of Notes; (iv) the
                                  Noteholders' Principal Distributable Amount; (v) any
                                  amounts owed to the Security Insurer pursuant to the
                                  Insurance Agreement; (vi) any deficiency in the Spread
                                  Account Required Amount; (vii) the Certificateholders'
                                  Interest Distributable Amount; (viii) after the Class A-1
                                  Notes have been paid in full, the Certificateholders'
                                  Principal Distributable Amount; (ix) after the Class A-1
                                  Notes have been paid in full, any Class A-2 Additional
                                  Principal Distribution Amount; and (x) any remaining
                                  amount to the Collateral Agent to be applied pursuant to,
                                  and subject to the conditions set forth in, the Spread
                                  Account Agreement.

                                  If the Total Distribution Amount remaining on any
                                  Distribution Date after payment of the amounts due
                                  pursuant to clauses (i) and (ii) above is insufficient to
                                  pay the Class A-1 Interest Distributable Amount, the Class
                                  A-2 Interest Distributable Amount and the Noteholders'
                                  Principal Distributable Amount, such shortfall will be
                                  paid, first, from amounts available, if any, in the Spread
                                  Account and then from amounts payable under the Policy.

Transfer and Servicing
  Agreements....................  First Merchants will sell the Receivables to the Seller and will make certain representations and warranties with
                                  respect to the Receivables pursuant to the Receivables
                                  Purchase Agreement. Pursuant to the Sale and Servicing
                                  Agreement, the Seller will sell the Receivables and will
                                  assign its rights under the Receivables Purchase
                                  Agreement, including its right to cause First Merchants to repurchase Receivables with respect to which it is in
                                  breach of a representation and warranty if such breach has a material and adverse effect on the interests of the
                                  Seller or the Trust. The rights and benefits of the Trust
                                  under the Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes pursuant to the Indenture. The Servicer will agree with the Trust
                                  to be responsible for servicing, managing and making
                                  collections on the Receivables. First Merchants will
                                  undertake certain administrative duties pursuant to an
                                  Administration Agreement dated as of March 1, 1997, among
                                  the Trust, the Indenture Trustee and First Merchants, as
                                  Administrator.

                                  Consistent with its normal procedures, the Servicer may,
                                  in its discretion and subject to the consent of the
                                  Security Insurer, arrange with an Obligor to extend the
                                  payment due date under the related Receivable. No such
                                  arrangement will extend the final payment date on any
                                  Receivable beyond the last day of the Collection Period
                                  relating to the Final Scheduled Maturity Date. If the
                                  Servicer grants an extension with respect to a Receivable
                                  other than in accordance with the aforementioned
                                  limitations, the Servicer will be required to purchase the
                                  Receivable for the Purchase Amount.

                                  The Servicer will be entitled to receive a fee for
                                  servicing the Receivables on each Distribution Date (the
                                  "Servicing Fee") equal to 2.50% per annum of the Pool
                                  Balance as of the first day of

                                  the related Collection Period (the "Servicing Fee Rate"),
                                  plus certain late fees, prepayment charges and other
                                  administrative fees or similar charges.

Collection Account; Local
  Collection Accounts...........  On or prior to the Closing Date, the Indenture Trustee will establish one or more accounts (the "Collection
                                  Account") in the name of the Indenture Trustee for the
                                  benefit of the Securityholders.

                                  On or prior to the Closing Date, First Merchants will
                                  modify the payment statements sent to Obligors so that
                                  payments made with respect to the Receivables will be
                                  addressed to one of several post office boxes established
                                  by First Merchants for such purpose (the "Post Office
                                  Boxes"). Payments mailed to the Post Office Boxes will be
                                  collected on a daily basis by the Servicer and deposited
                                  by the Servicer into one of several accounts (each, a
                                  "Local Collection Account") established in the name of the
                                  Indenture Trustee in banking institutions approved by the
                                  Security Insurer. All amounts in any Local Collection
                                  Account with respect to the Receivables will be swept
                                  within two Business Days to the Collection Account. Any
                                  payment by an Obligor on a Receivable that is
                                  inadvertently delivered to First Merchants rather than
                                  being mailed to the applicable Post Office Box will be
                                  deposited by First Merchants directly into the applicable
                                  Local Collection Account, from which it will be swept to
                                  the Collection Account.

Backup Servicer.................  If a Servicer Termination Event occurs under the Sale and
                                  Servicing Agreement, the rights and obligations of the
                                  Servicer may be terminated (x) if no Security Insurer
                                  Default shall have occurred and be continuing, by the
                                  Security Insurer in its sole and absolute discretion or
                                  (y) if a Security Insurer Default shall have occurred and
                                  be continuing, by the Indenture Trustee or the holders of
                                  Notes evidencing 25% or more of the aggregate outstanding
                                  principal amount of the Notes. If the rights and
                                  obligations of the Servicer are so terminated while First
                                  Merchants is the Servicer, or if First Merchants resigns
                                  as Servicer, the Backup Servicer shall act as successor
                                  Servicer. The Backup Servicer will receive a portion of
                                  the Servicing Fee for each Collection Period as
                                  compensation for agreeing to stand by as successor
                                  Servicer and for performing certain other functions.

Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations...................  In connection with the sale of the Receivables, security interests in the Financed Vehicles securing the
                                  Receivables will be assigned by First Merchants to the
                                  Seller pursuant to the Receivables Purchase Agreement and
                                  by the Seller to the Trust pursuant to the Sale and
                                  Servicing Agreement and will be pledged by the Trust to
                                  the Indenture Trustee pursuant to the Indenture as
                                  security for the Notes. Due to the administrative burden
                                  and expense, however, the certificates of title to the
                                  Financed Vehicles will not be amended or reissued to
                                  reflect the assignment of such security

                                  interests to either the Seller or the Trust or the pledge
                                  pursuant to the Indenture. In the absence of such
                                  amendments, either the Trust, the Indenture Trustee or
                                  both may not have a perfected security interest in the
                                  Financed Vehicles securing the Receivables in some states.
                                  First Merchants will be obligated to repurchase any
                                  Receivables sold to the Seller (and subsequently sold by
                                  the Seller to the Trust) as to which there did not exist
                                  on the Closing Date, a perfected first priority security
                                  interest in the name of First Merchants in the related
                                  Financed Vehicle if such failure materially and adversely
                                  affects the interest of any of the Trust, the Indenture
                                  Trustee or the Security Insurer in such Receivable and if
                                  such failure is not cured in a timely manner.

                                  To the extent their respective security interests in a
                                  Financed Vehicle are perfected, the Trust and the
                                  Indenture Trustee will have a prior claim over subsequent
                                  purchasers of such Financed Vehicle and holders of
                                  subsequently perfected security interests therein.
                                  However, as against liens for repairs or storage of a
                                  Financed Vehicle or for taxes unpaid by the related
                                  Obligor, or through fraud or negligence, the Trust and the
                                  Indenture Trustee could lose their respective security
                                  interests or the priority of such security interests in a
                                  Financed Vehicle. First Merchants will not have any
                                  obligation to repurchase a Receivable with respect to
                                  which the Trust or the Indenture Trustee loses its
                                  security interest or the priority of its security interest in the related Financed Vehicle after the Closing Date due to any such lien for repairs, storage or taxes or due to
                                  the negligence or fraud of a third party.

Tax Status......................  In the opinion of Brown & Wood LLP, special federal tax counsel to the Trust and counsel to the Underwriters, for
                                  federal income tax purposes, the Notes will be
                                  characterized as debt, and the Trust will not be
                                  characterized as an association (or a publicly traded
                                  partnership) that is taxable as a corporation. In the
                                  opinion of Sonnenschein Nath & Rosenthal, special Illinois tax counsel to the Trust, the same characterization will
                                  apply for Illinois income tax purposes. Each Noteholder,
                                  by the acceptance of a Note, will agree to treat the Notes as indebtedness, and the Seller, as the sole
                                  Certificateholder, will agree to treat the Trust as a
                                  security arrangement for the issuance of debt for federal
                                  income tax and Illinois income tax purposes.

ERISA Considerations............  Subject to the considerations discussed under "ERISA
                                  Considerations" herein and in the Prospectus, the Notes
                                  are eligible for purchase by employee benefit plans.

Ratings of the Notes............  It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc.
                                  ("Moody's") and "AAA" by Standard & Poor's Ratings
                                  Services ("Standard & Poor's" and, together with Moody's,
                                  the "Rating Agencies"). The ratings of the Notes will be
                                  based primarily on the issuance of the Policy by the
                                  Security Insurer.

                                  RISK FACTORS

    In addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, prospective investors in the Notes should consider the following risk factors and the risk factors in the Prospectus before investing in the Notes. See "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY

    There is currently no secondary market for the Notes offered hereby. Each of the Underwriters currently intends to make a market in the Notes, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

NATURE OF OBLIGORS AND FINANCED VEHICLES; SERVICING

    The Obligors on the Receivables are primarily "non-prime" borrowers who have limited access to traditional sources of consumer credit. The inability of a borrower to finance an automobile purchase by means of traditional credit sources is generally due to various factors, including such individual's impaired credit history and the absence or limited extent of his or her credit history. Typical "non-prime" borrowers include young borrowers (18 to 25 years old) who are trying to establish an initial credit rating, previously bankrupt borrowers who are reestablishing their credit rating, slow payers of credit cards and department store accounts and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of automobile financing. The average interest rate charged by First Merchants to such "non-prime" borrowers is generally higher than that charged by commercial banks, savings and loans, credit unions and finance companies affiliated with major automobile manufacturers which typically impose more stringent credit requirements. As a result, the Obligors generally are considered to have a higher risk of default on a finance contract than most automobile purchasers. Such risk of default may increase in times of economic downturn in the areas in which the Obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle; the Financed Vehicles securing the Receivables will consist primarily of used vehicles which may not have a liquidation value sufficient to pay in full the amount financed by the related Contract. See "First Merchants' Automobile Financing Program--Credit Loss Experience" and "--Delinquency Experience."

    The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a Servicer Termination Event occurs and First Merchants is removed as Servicer, or if First Merchants resigns or is terminated as Servicer by the Security Insurer, the Backup Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. There can be no assurance, however, that collections with respect to the Receivables would not be adversely affected by a change in Servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Termination Event" and "--Backup Servicer."

    The Sale and Servicing Agreement provides that the rights and obligations of the Servicer are subject to renewal by the Security Insurer after three months, for successive three-month periods. The Security Insurer has agreed to grant automatic, continuous renewals of the Servicer's rights and obligations under the Sale and Servicing Agreement so long as no Servicer Termination Event shall have occurred.

INDENTURE EVENT OF DEFAULT

    If an Event of Default occurs and is continuing under the Indenture (an "Indenture Event of Default") at a time when no Security Insurer Default has occurred, neither the Indenture Trustee nor the Noteholders may declare the Notes to be immediately due and payable. Upon the occurrence of any such

Indenture Event of Default, so long as a Security Insurer Default shall not have occurred, the Security Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Receivables, which may result in the redemption, in whole or in part, of the Notes. Following the occurrence of such an Indenture Event of Default, the Security Insurer will be obligated, upon receipt of a claim under the Policy, to make payments on the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount, on each Distribution Date; however, the Security Insurer also may determine in its sole discretion to pay, from time to time after any such Indenture Event of Default, all or any portion of the outstanding amount of the Notes plus accrued interest thereon. See "Description of the Notes--Certain Provisions of the Indenture--Events of Default; Rights upon Event of Default."

MATURITY AND PREPAYMENT ASSUMPTIONS

    All of the Receivables may be prepaid at any time without penalty. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of First Merchants. For purposes of this Prospectus Supplement, the term prepayment includes partial and full prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of Purchased Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above.

    Under certain circumstances, First Merchants or the Servicer may be obligated to purchase Receivables with respect to which it is in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the Pool Balance has been reduced to 10% or less of the Initial Pool Balance. See "Description of the Notes--Optional Redemption" and "Description of the Certificates--Optional Prepayment." See also "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the Receivables if an Insolvency Event occurs with respect to the Seller. Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Securityholders.

    First Merchants is unable to make a prediction as to the actual prepayment rates that will be experienced on the Receivables. However, First Merchants believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables.

LIMITED OBLIGATION OF FIRST MERCHANTS; LIMITED ASSETS OF THE TRUST;
  SUBORDINATION

    First Merchants generally is not obligated to make any payments in respect of the Notes or the Receivables. In connection with its sale of the Receivables to the Seller, First Merchants will make certain representations and warranties regarding the characteristics of the Receivables and, in certain circumstances, First Merchants may be required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." There is no assurance, however, that First Merchants will have the financial ability to effect any repurchase of Receivables. First Merchants is not otherwise obligated with respect to the Notes.

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent available, amounts on deposit in the Spread Account. Although funds in the Spread Account generally will be available on each Distribution Date to cover shortfalls in the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount, such amounts are limited and may be applied for other purposes to the extent described herein and in the Spread Account Agreement. Holders of the Notes will also have the benefit of a financial guaranty insurance policy to be issued by Financial Security Assurance Inc. Although the Security Insurer will be obligated under the Policy to cover shortfalls in distributions of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount, on each Distribution Date, if the Security Insurer defaults in its obligations under the Policy, the Trust will depend solely on current distributions on the Receivables and, to the limited extent described herein, amounts in the Spread Account to make payments on the Notes.

    No distribution of interest or principal will be made to Certificateholders on any Distribution Date (i) until the holders of the Notes have been paid the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Distribution Date and (ii) an amount equal to the Spread Account Required Amount is on deposit in the Spread Account. No distribution of principal will be made to Certificateholders on any Distribution Date unless and until the Class A-1 Notes have been paid in full. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

RATINGS OF THE NOTES

    It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future so warrant.

    The ratings of the Notes will be based primarily on the issuance of the Policy and the rating of the Security Insurer. If a Security Insurer Default should occur, the ratings on the Notes might be lowered or withdrawn entirely. If any rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Security Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating might have an adverse effect on the liquidity and market price of the Notes.

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

    As of the Cutoff Date approximately 19.21%, 11.25% and 10.07% of the Receivables (based on principal balance and location of the originating dealer) were located in Texas, Georgia and California, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience with respect to the Receivables. No other state represented more than approximately 6.10% of the Receivables. See "The Receivables Pool" herein.

                 FIRST MERCHANTS' AUTOMOBILE FINANCING PROGRAM

GENERAL

    First Merchants is a specialty finance company primarily engaged in financing the purchase of used automobiles by acquiring dealer-originated finance contracts. Since First Merchants' incorporation in March 1991, it has targeted its marketing efforts to dealers which sell automobiles to consumers who have limited access to traditional sources of credit ("non-prime" borrowers). First Merchants serves two customers, the dealer and, indirectly, the dealer's customer, the "non-prime" borrower. As of December 31, 1996, First Merchants serviced approximately 4,000 dealers through dealer service centers ("Dealer Service Centers") in 37 states. First Merchants' total finance contract portfolio (net finance receivables, including receivables sold or held for sale, before deducting the allowance for credit losses and reserves attributable to Contracts sold or held for sale) increased from approximately $94 million at December 31, 1994 and approximately $284 million at December 31, 1995 to approximately $641 million at December 31, 1996, while maintaining net charge-offs as a percentage of average net finance receivables of under 7.0% for such periods.

    The automobile dealer business is highly fragmented and includes businesses selling principally new automobiles, but also operating a used automobile business, that are franchised by an automobile manufacturer ("franchised dealers") and businesses selling exclusively used automobiles that are not affiliated with an automobile manufacturer ("independent dealers"). During the year ended December 31, 1996, approximately 80% (by aggregate principal balance) of the finance contracts purchased by First Merchants were originated by franchised dealers and the remainder were originated by independent dealers. In 1996, First Merchants launched its first cooperative arrangement with a financial institution, Magna Bank of St. Louis, allowing Magna to offer a full-service automobile lender relationship to its dealers by referring its non-prime business to First Merchants. First Merchants also has established programs with two national used car mega-stores, Car Max and AutoNation USA, to purchase higher quality secondary paper. First Merchants expects to develop additional such arrangements.

THE INDUSTRY

    At December 31, 1995, there were approximately 22,750 franchised dealers and approximately 63,750 independent dealers in the United States. First Merchants believes that demographic and economic trends favor increased growth in the non-prime segment of the automobile finance industry. The average American family must spend a significantly higher percentage of its income to purchase an automobile than it did several years ago. According to industry data, the average price of a new automobile in 1994 represented approximately 59.3% of the U.S. median family income for that year, an increase from approximately 51.5% in 1986. This increase, combined with increases in the average useful life of automobiles and the number of late-model used automobiles available for sale (including rental car and cars that were formerly leased), have led industry analysts to believe that the market for retail sales of used automobiles will continue to grow.

BUSINESS STRATEGY

    First Merchants' primary business strategy is to focus its resources on purchasing finance contracts from dealers that sell automobiles to "non-prime" borrowers. The key elements of First Merchants' business strategy are as follows:

    EFFICIENT OPERATIONAL STRUCTURE. First Merchants' operational structure is designed to maximize dealer service and finance contract originations, while maintaining consistent portfolio performance and controlling operating expenses. First Merchants' sales, credit and collection functions are organized as follows: (i) a national sales force which is dedicated to developing new dealer relationships and expanding the geographic scope of Dealer Service Centers; (ii) regional Dealer Service Centers, which coordinate with the sales force to build and nurture dealer relationships, underwrite and process credit applications and disburse funds to dealers; (iii) "Account Service Centers", which perform all account servicing functions such as finance contract verification, payment processing, delinquency follow-ups and cost-effective recovery of charged-off account balances; and (iv) the Asset Disposition Group ("ADG"), which arranges the disposition of repossessed collateral.

    EXPERIENCED MANAGEMENT PERSONNEL. First Merchants has recruited experienced management personnel at the executive, supervisory and managerial levels. First Merchants believes that the retention of such experienced management personnel is important in maintaining credit quality, supervising its operations and maintaining flexible strategies for growth in a changing business environment. First Merchants' executive officers, senior managerial personnel and its Dealer Service Center and Account Service Center managers have an average of over 15 years of experience in the consumer or automobile finance industries. In addition to recruiting experienced management personnel, First Merchants places an emphasis on retaining such personnel through competitive compensation, equity incentives and professional development programs, such as sales training and counseling and credit underwriting certification programs.

    PROCEDURES FOR CREDIT EVALUATION. To mitigate the higher risks often associated with "non-prime" borrowers, First Merchants has developed procedures for evaluating credit applications based in part upon First Merchants' ongoing analysis and review of existing portfolio characteristics. First Merchants utilizes a credit scoring system developed by a leading credit evaluation company that is used as an objective guideline for evaluating a "non-prime" borrower's creditworthiness. First Merchants employs a tiered pricing system that provides guidance for the determination of the APR, discount and other terms of a finance contract commensurate with the credit characteristics of such contract. First Merchants has also established uniform guidelines and procedures for evaluating credit applications relating to such matters as the borrower's stability of residence, employment history, credit history, capacity to pay, income, discretionary income and credit bureau score, as well as the value of the collateral. See
"--Contract Acquisition Process--Credit Evaluation Procedures."

    PROACTIVE COLLECTION MANAGEMENT. First Merchants pursues a policy of proactive collection management through its Account Service Centers with respect to both current and delinquent accounts, including activities related to monthly billing and collections, borrower inquiries and repossessions. Shortly after First Merchants purchases a finance contract, personnel at an Account Service Center typically contact the borrower by telephone to verify the terms of the sale. First Merchants also sends the borrower a letter which describes the procedures and schedules for repaying the finance contract and explains First Merchants' delinquency and repossession policies. Any finance contract for which a payment is one day overdue is treated as a past due account for collection purposes, and First Merchants generally contacts a borrower within two days after such borrower's account becomes past due. First Merchants utilizes predictive dialing technology to complement its calling efforts and enhance the productivity of its collection personnel. First Merchants typically commences repossession procedures before a borrower misses more than three consecutive monthly payments. Collection strategies, including the timing of repossessions, were modified during 1996 to maximize the receipt of cash from delinquent customers rather than from the sale of collateral. Management believes that proactive collection management is critical in minimizing delinquencies and charge-offs.

    MONITORING AND SUPERVISING THE OPERATIONAL STRUCTURE. First Merchants maintains the following three departments reporting directly to senior management that perform independent control functions to monitor and review the operations of First Merchants: (i) Risk Management, which performs daily analyses of new finance contracts purchased by First Merchants to ensure that such finance contracts meet First Merchants' credit guidelines and were purchased in compliance with First Merchants' operational procedures, analyzes trends in the finance contract portfolio and performs back-end reviews of the finance contract portfolio's performance; (ii) Internal Audit, which performs on-site audits of each Dealer Service Center and Account Service Center at least annually to ensure compliance with First Merchants' guidelines and procedures and maintenance of First Merchants' credit quality standards; and (iii) Managing Directors of Dealer Services, who typically visit and review the operations of each Dealer Service Center throughout the year in order to evaluate compliance with First Merchants' policies and procedures, measure the effectiveness of business development efforts, and review general portfolio credit and performance quality and office profitability. Each control function actively utilizes First Merchants' management information system, which provides real time, on-line reports on a daily basis and which contains operational information from each of First Merchants' Dealer Service Centers, Account Service Centers and the ADG. In addition, management conducts daily reviews of the volume of finance contracts purchased, aging of accounts, repossession activities, and other operating data. See "First Merchants' Automobile Financing Program--Management Information Systems."

    SERVICE TO DEALERS. By providing prompt, flexible service and a reliable source of financing for "non-prime" borrowers, First Merchants helps to expand the dealers' customer base, thereby increasing the efficiency and effectiveness of their used car sales operations. First Merchants believes that its guidelines and procedures allow it to respond quickly to the dealers. First Merchants typically responds to credit applications on the date received, in many cases within 2 to 3 hours, and generally pays the dealer for finance contracts purchased within 24 hours after First Merchants has received required documentation from the dealer. Management believes that because of its prompt and reliable response to dealers, many dealers conduct business with First Merchants. As of December 31, 1996, First Merchants serviced approximately 4,000 dealers, with no single dealer accounting for more than 2% of First Merchants' finance contract portfolio. Using a hub and spoke strategy, First Merchants solicits business from automobile dealers through the business development efforts of its sales force and Dealer Service Centers. First Merchants evaluates each dealer with which it establishes a financing relationship to endeavor to ensure that First Merchants purchases finance contracts from only reputable automobile dealers carrying an inventory of quality used automobiles. First Merchants assesses the length of service and reputation of prospective dealers through the local Better Business Bureau and state regulatory authorities. Each dealer with which First Merchants establishes a financing relationship enters into a non-exclusive written dealer agreement (a "Dealer Agreement") with First Merchants governing First Merchants' finance contract purchases from the dealer. First Merchants periodically reviews each dealer's financial information and inspects such dealer's physical premises and automobile inventory to determine whether such dealer appears to be operating its business satisfactorily and maintaining consistently high quality inventory. First Merchants' management information systems track the monthly performance of borrowers' accounts by dealer, allowing First Merchants to review and evaluate the quality of finance contracts purchased from each dealer.

CREDIT LOSS AND DELINQUENCY EXPERIENCE

    The following table summarizes data relating to First Merchants' charge-off experience and includes Receivables sold or held for sale. When collateral is repossessed for finance receivables owned, the net amount due under the finance contract is reduced to the estimated fair value of the collateral, less the cost of disposition, and this reduction is reported as a charge-off. Charge-offs related to repossessions for finance receivables serviced but not owned are not recorded until First Merchants has repossessed and disposed of the collateral. An account is charged off at the earliest of the time the account's collateral is repossessed, the account is 121 days or more past due or the account is otherwise deemed to be uncollectible. Prior to December 1996, an account was charged off at the earliest of repossession, 91 or more days past due or the time the account was otherwise deemed to be uncollectible. At December 31, 1996, approximately $2.2 million of accounts were more than 90 but less than 121 days delinquent.

                                                              YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                       1996       1995       1994       1993
                                                     ---------  ---------  ---------  ---------

                                                               (DOLLARS IN THOUSANDS)
Average net finance receivables serviced...........  $ 474,362  $ 171,737  $  62,898  $  22,005
Net charge-offs serviced...........................     32,307      8,969      2,820      1,016
Net charge-offs as a percentage of average net
  finance receivables serviced.....................        6.8%       5.2%       4.5%       4.6%

    A payment is considered past due if the borrower fails to make any full payment on or before the due date as specified by the terms of the finance contract. First Merchants typically contacts borrowers whose payments are not received by the due date within two days after such due date. For a discussion of First Merchants' delinquency control and collection strategy, see "First Merchants' Automobile Financing Program--Delinquency Control and Collection."

    The following table summarizes First Merchants' delinquency experience for accounts with payments 31 days or more past due on both a number and dollar basis for its finance contract portfolio and includes Receivables sold or held for sale as of December 31, 1996 and December 31, 1995, 1994 and 1993. The delinquency experience data excludes contracts where the collateral has been repossessed.

                                                                  AS OF DECEMBER 31,
                                          1996                      1995                      1994              1993
                                ------------------------  ------------------------  ------------------------  ---------

                                             NUMBER OF                 NUMBER OF                 NUMBER OF
                                 DOLLARS     CONTRACTS     DOLLARS     CONTRACTS     DOLLARS     CONTRACTS     DOLLARS
                                ---------  -------------  ---------  -------------  ---------  -------------  ---------
                                                                (DOLLARS IN THOUSANDS)
Net finance receivables
  serviced (1)................  $ 641,199       63,605    $ 284,173       31,082    $  94,090       12,670    $  33,563
Past due accounts:
  31-60 days (2)..............     19,667        1,967        5,163          595          446           85          178
  61 days or more (3)(4)......     13,560        1,810        2,021          251          177           29           24
                                ---------  -------------  ---------  -------------  ---------  -------------  ---------
      Total...................  $  33,227        3,777    $   7,184          846    $     623          114    $     202
                                ---------  -------------  ---------  -------------  ---------  -------------  ---------
                                ---------  -------------  ---------  -------------  ---------  -------------  ---------
Accounts with payments 31 days
  or more past due as a
  percentage of net finance
  receivables and number of
  contracts serviced (5)......        5.2%         5.9%         2.5%         2.7%         0.7%         0.9%         0.6%



                                  NUMBER OF
                                  CONTRACTS
                                -------------

Net finance receivables
  serviced (1)................        6,194
Past due accounts:
  31-60 days (2)..............           42
  61 days or more (3)(4)......            7
                                     ------
      Total...................           49
                                     ------
                                     ------
Accounts with payments 31 days
  or more past due as a
  percentage of net finance
  receivables and number of
  contracts serviced (5)......          0.8%

------------------------

(1) Includes net finance receivables owned, sold or held-for-sale.

(2) Customers in this category have missed two consecutive monthly payments.

(3) Customers in this category have missed three or more consecutive monthly payments.

(4) Includes $ 2.1 million of finance receivables (596 contracts) which have been partially charged off as of December 31, 1996.

(5) Customers in this category have missed two or more consecutive monthly payments.

    During the fourth quarter of 1996, First Merchants noted various delinquency and other trends indicating that charge-offs would likely increase in the short term, and it made additions to its allowance for credit losses. In the latter part of 1996, First Merchants introduced a new credit scoring and risk management system and strengthened collection procedures. First Merchants believes that due to normal portfolio seasoning, the charge-off rate in the first half of 1997 will be higher than the levels experienced in the corresponding 1996 periods.

    First Merchants has agreements with the Security Insurer in connection with each of its prior securitizations that govern amounts required to be kept on deposit in the applicable spread account for each securitization and related portfolio performance tests applicable to such transactions. During the past year, several of the prior securitizations have, at times, exceeded thresholds initially established for such transactions with respect to the dollar amount of contracts liquidated and certain other tests and could exceed such thresholds for some period of time. As permitted by the terms of such transactions, the Security Insurer and First Merchants have made adjustments increasing the reserve level required to be maintained in the related spread accounts to address this matter. First Merchants believes that such adjustments have had and will have no material effect on its business or its expansion plans, including its securitization program.

    First Merchants has determined that as of December 31, 1996, the dollar amount of contracts subject to extension exceeded the servicing criteria percentage contained in the servicing agreements for four of its prior securitization trusts. Since the measurement of extensions is made on a rolling twelve-month basis, the servicing criteria percentage referred to above will continue to be exceeded for a number of months. The Security Insurer has granted a waiver with respect to such extensions. First Merchants does not expect the number of loans subject to extension to have any material effect on its prior securitizations or on its securitization program.

REPOSSESSED COLLATERAL

    First Merchants commences repossession procedures against the underlying collateral when it determines that collection efforts are likely to be unsuccessful. Repossession generally occurs before a borrower has missed more than three consecutive monthly payments. In such cases, the net amount due under the finance contract is reduced to the estimated fair value of the collateral, less the cost of disposition. Repossessed collateral included 762, 505, 150 and 69 automobiles at December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993, respectively.

CONTRACT ACQUISITION PROCESS

    The following is a summary of the process that First Merchants typically follows in connection with its acquisition of an automobile finance contract.

    DEALER RELATIONS. Each dealer with which First Merchants establishes a financing relationship enters into a non-exclusive written Dealer Agreement with First Merchants, which governs First Merchants' finance contract purchases from the dealer. A Dealer Agreement generally provides that the dealer shall indemnify First Merchants against any damages or liabilities, including reasonable attorneys' fees, arising out of (i) any breach of a representation or warranty of the dealer set forth in the Dealer Agreement or (ii) any claim or defense that a borrower may have against a dealer relating to a finance contract. Representations and warranties in a Dealer Agreement generally relate to such matters as whether (i) the financed automobile is free of all liens, claims and encumbrances except First Merchants' lien, (ii) the down payment specified in the finance contract has been paid in full in cash and/or trade in and no part of the down payment was loaned to the borrower by the dealer and
(iii) the dealer has complied with applicable law. If the dealer violates the terms of the Dealer Agreement with respect to any finance contract, the dealer must repurchase such contract on demand for the unpaid balance and all other indebtedness due to First Merchants from the borrower.

    CREDIT EVALUATION PROCEDURES. If a "non-prime" borrower elects to finance the purchase of an automobile through a dealer, the dealer will submit the borrower's credit application to First Merchants for review of the borrower's creditworthiness and the proposed transaction terms. Dealer Service Center personnel conduct such review in accordance with First Merchants' guidelines and procedures, which generally take into account, among other things, the individual's stability of residence, employment history, credit history, ability to pay, income, discretionary income, and credit bureau score, as well as the value of the collateral. In addition, Dealer Service Center personnel evaluate a credit bureau report in order to determine if (i) the individual's credit quality is deteriorating, (ii) the individual's credit history suggests a high probability of default or (iii) the individual's credit experience is too limited for First Merchants to assess the probability of performance. First Merchants also utilizes a credit scoring system developed by a leading credit evaluation company that is used as an additional objective guideline for evaluating a "non-prime" borrower's creditworthiness and employs a tiered pricing system that provides guidance for the determination of the APR, discount and other terms of a finance contract commensurate with the credit characteristics of such contract. Dealer Service Center personnel may also require verification of certain applicant or dealer provided information prior to making the credit decision. Such verification typically requires submission of supporting documentation, such as a paycheck stub or other substantiation of income, and is performed solely by First Merchants' personnel. First Merchants has assigned each Dealer Service Center manager a maximum credit authority per finance contract based on various factors, including such manager's experience level. Within the guidelines and procedures established by First Merchants, each Dealer Service Center manager is authorized to approve or reject credit applications within such manager's maximum credit authority and to supplement objective credit criteria with subjective judgment in making credit decisions. If the proposed financing exceeds the Dealer Service Center manager's maximum credit authority or does not meet First Merchants' guidelines, the Dealer Service Center manager must obtain the approval of the Managing Director--Operations Risk Management.

    After reviewing the credit application and the terms of the sale, the Dealer Service Center notifies the dealer whether or not First Merchants would be willing to purchase the finance contract upon sale of the automobile to the applicant. First Merchants typically responds to submitted dealer applications on the date received, in many cases within 2 to 3 hours. First Merchants is selective in its approval process. First

Merchants historically has approved approximately 25% of all submitted credit applications, and approximately 52% of those approved finance contracts have been purchased by First Merchants. The difference between the number of applications approved and the number of finance contracts entered into is due primarily to industry practice whereby the dealer typically submits the credit application to more than one finance company and then selects the finance company that is willing to provide the most favorable terms. In cases where First Merchants is unwilling to purchase a finance contract from a dealer under the proposed terms but believes the applicant has the capacity to meet other repayment obligations, the Dealer Service Center personnel will work with the dealer to restructure the terms of the financing or suggest the sale of an alternative automobile with a price more suited to the applicant's financial means.

    APPROVAL PROCESS. When First Merchants approves the purchase of a finance contract, the Dealer Service Center notifies the dealer by facsimile or telephone. Such notice specifies all pertinent information relating to the terms of the approval, including the interest rate, the term, information about the automobile to be sold, the amount of discount that First Merchants will take from the principal amount of the finance contract and other consideration, if any, paid by First Merchants to the dealer. Generally, a borrower is required to make a down payment of at least 10% of the purchase price. First Merchants' guidelines and procedures require that the advance to the dealers on the underlying collateral cannot exceed 110% of the wholesale value of such collateral, excluding the cost of ancillary products sold by the dealer to the borrower, such as warranties or insurance, which may be financed by First Merchants. Generally, advances to dealers have not exceeded 100% of the collateral's wholesale value, excluding the cost of the ancillary products referred to above and tax, title and license fees.

    CONTRACT PURCHASE. Upon final confirmation of the terms by the borrower, the dealer completes the sale of the automobile to the borrower. After the dealer delivers all required documentation to First Merchants, First Merchants remits funds to the dealer, generally within 24 hours. Upon purchase of the finance contract, First Merchants acquires a perfected security interest in the financed automobile. Each finance contract requires that the automobile be properly insured and that First Merchants be named as a loss payee, and compliance with these requirements is verified prior to the remittance of funds to the dealer. Additionally, First Merchants maintains a blanket insurance policy covering physical property damages in the event that the borrower does not maintain insurance.

CONTRACT SERVICING AND ADMINISTRATION

    First Merchants' contract servicing and administration activities have been specifically tailored to the unique challenges of servicing loans made to the "non-prime" borrower. Each Account Service Center (i) collects payments, (ii) accounts for and posts all payments received, (iii) responds to borrower inquiries, (iv) takes all necessary action to maintain the security interest granted in the financed automobile, (v) investigates delinquencies and communicates with the borrower to obtain timely payments and (vi) monitors the finance contract and its related collateral. The ADG has also contracted with third parties to repossess and dispose of financed automobiles.

    First Merchants' activities incorporate proactive procedures and systems. For example, First Merchants has established a process through which it attempts to educate borrowers, both in writing and by telephone, upon First Merchants' purchase of their finance contracts. This process is designed to ensure that borrowers clearly understand their obligations and includes a review of the terms of the finance contract with particular emphasis on the amount and due date of each payment obligation, First Merchants' expectations as to the timely receipt of payments and maintenance of insurance coverage and First Merchants' delinquency and repossession policies.

    First Merchants utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations. This system also serves as an early warning mechanism in the event that a borrower has failed to notify First Merchants of an address change. First Merchants typically contacts borrowers whose payments are not received by the due date earlier than it believes is customary in the industry, commencing within two days after a borrower's due date and continuing until payment has been received. First Merchants believes that early and frequent contact with the borrower reinforces the borrower's recognition of his or her obligation and First Merchants' expectation of timely payment.

DELINQUENCY CONTROL AND COLLECTION

    Personnel at each Account Service Center review accounts that are past due to assess collection efforts to date and to define the collection strategy, if appropriate. Each Account Service Center designs a collection strategy that includes a specific deadline before which each delinquent obligation should be collected. Each Account Service Center employs predictive dialing technology that automates the collection process with respect to accounts that are from one to 30 days past due. Accounts that are over 30 days past due are turned over to personnel at the Account Servicer Center for more intensive collection efforts. Accounts that have not been collected prior to the deadline established by the Account Service Center are again reviewed and, unless there are specific circumstances which warrant further collection efforts, such accounts are assigned to an outside agency for repossession. Repossessed automobiles are generally resold through wholesale auctions. The elapsed time between repossession and resale is generally 30 to 45 days, including passage of the period during which the law of the applicable jurisdiction permits the borrower to redeem the automobile. Typically, after repossession, recovery specialists based in the Account Service Centers seek to recover any deficiency from the borrower, subject to applicable legal limitations.

                                   THE TRUST

GENERAL

    First Merchants Auto Trust 1997-1 will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust initially will be capitalized with equity equal to the Certificate Balance of $8,486,690.83, excluding amounts deposited in the Spread Account. All of the Certificates will be purchased by the Seller on the Closing Date. The proceeds from the initial sale of the Securities will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. The Servicer will be appointed custodian of the Receivables by the Owner Trustee, and will stamp the Receivables to reflect their sale and assignment to the Seller and the Trust and the pledge to the Indenture Trustee, but will not cause the certificates of title of the related Financed Vehicles to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Noteholders by the Spread Account and the Policy is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes--Credit Enhancement", "Description of the Transfer and Servicing Agreements--Distributions" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

Class A-1 Notes...........................................  $ 68,000,000.00
Class A-2 Notes...........................................  $ 29,595,000.00
Certificates..............................................  $  8,486,690.83
                                                            ---------------
    Total.................................................  $106,081,690.83
                                                            ---------------
                                                            ---------------

THE OWNER TRUSTEE

    Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. First Merchants and the Seller and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

ELIGIBILITY CRITERIA

    The Receivables were or will be selected from First Merchants' portfolio of motor vehicle retail installment sale contracts based on several criteria, including the requirement that each Receivable: (i) have an original term of not more than 66 months, (ii) provide for level monthly payments that fully amortize the amount financed over the original term of the related Contract (except for the last payment, which may be different from the level payments), (iii) be not more than 30 days past due as of the Cutoff Date and (iv) not have a final scheduled payment date later than the Final Scheduled Maturity Date. In addition, as of the Cutoff Date, no Receivable was or shall be noted in the Servicer's records as having an Obligor who is the subject of a bankruptcy proceeding. No selection procedures believed by First Merchants or the Seller to be adverse to the Securityholders were or will be used in selecting the Receivables.

COMPOSITION OF RECEIVABLES

    As of the Cutoff Date, approximately 88.4% of the Receivables by aggregate principal balance, constituting approximately 90.5% of the number of Contracts, represented financing of used vehicles. The remainder of the Receivables represented financing of new vehicles. The composition and distribution by APR, remaining term and geographic location of the Receivables as of the Cutoff Date are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

                                                                WEIGHTED     WEIGHTED
                    AGGREGATE                       AVERAGE      AVERAGE      AVERAGE
   WEIGHTED         PRINCIPAL        NUMBER OF     PRINCIPAL    REMAINING    ORIGINAL
  AVERAGE APR        BALANCE        RECEIVABLES     BALANCE       TERM         TERM
---------------  ---------------  ---------------  ----------  -----------  -----------
       19.54%    $106,081,690.83         8,651     $12,262.36   55 months    56 months

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE
                                                NUMBER OF         AGGREGATE        PRINCIPAL
APR RANGE                                      RECEIVABLES    PRINCIPAL BALANCE    BALANCE(1)
-------------------------------------------  ---------------  -----------------  --------------
Less than 13.000%..........................             7      $     96,673.16          0.09%
13.000% to 13.999%.........................            40           520,193.79          0.49%
14.000% to 14.999%.........................           238         3,275,526.76          3.09%
15.000% to 15.999%.........................           215         3,273,890.02          3.09%
16.000% to 16.999%.........................           264         3,692,862.07          3.48%
17.000% to 17.999%.........................         1,480        19,938,409.86         18.80%
18.000% to 18.999%.........................         1,495        19,471,729.27         18.36%
19.000% to 19.999%.........................           898        11,288,580.13         10.64%
20.000% to 20.999%.........................         1,145        13,879,607.91         13.08%
21.000% to 21.999%.........................         1,264        14,489,565.92         13.66%
22.000% to 22.999%.........................           494         5,411,400.11          5.10%
23.000% to 23.999%.........................           398         4,355,827.27          4.11%
24.000% to 24.999%.........................           255         2,482,142.03          2.34%
25.000% to 25.999%.........................           270         2,395,492.08          2.26%
26.000% to 26.999%.........................           105           832,045.01          0.78%
27.000% to 27.999%.........................            48           442,795.73          0.42%
28.000% to 28.999%.........................            19           133,989.63          0.13%
29.000% to 29.999%.........................            16           100,960.08          0.10%
                                                    -----     -----------------  --------------
Totals.....................................         8,651      $106,081,690.83        100.00%
                                                    -----     -----------------  --------------
                                                    -----     -----------------  --------------

------------------------

(1) Percentages may not add to 100% because of rounding.

                DISTRIBUTION OF THE RECEIVABLES BY INTEREST TYPE

                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE
                                                NUMBER OF         AGGREGATE        PRINCIPAL
TYPE                                           RECEIVABLES    PRINCIPAL BALANCE    BALANCE(1)
-------------------------------------------  ---------------  -----------------  --------------
Precomputed Receivables(1).................         4,204      $ 51,232,197.47         48.30%
Simple Interest Receivables................         4,447        54,849,493.36         51.70%
                                                    -----     -----------------  --------------
Totals.....................................         8,651      $106,081,690.83        100.00%
                                                    -----     -----------------  --------------
                                                    -----     -----------------  --------------

------------------------

(1) Substantially all of the Precomputed Receivables are Rule of 78's
    Receivables.

           DISTRIBUTION OF THE RECEIVABLES BY GEOGRAPHIC LOCATION(1)

                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE
                                                NUMBER OF         AGGREGATE        PRINCIPAL
STATE                                          RECEIVABLES    PRINCIPAL BALANCE    BALANCE(2)
-------------------------------------------  ---------------  -----------------  --------------
Alabama....................................           142      $  1,804,680.00          1.70%
Arizona....................................           342         4,364,848.48          4.11%
California.................................           815        10,677,593.74         10.07%
Colorado...................................           407         4,935,544.27          4.65%
Connecticut................................            66           832,742.89          0.79%
Delaware...................................            19           249,129.06          0.23%
Florida....................................           539         6,472,136.74          6.10%
Georgia....................................           962        11,938,053.53         11.25%
Idaho......................................             1             9,731.00          0.01%
Illinois...................................           288         3,520,379.04          3.32%
Indiana....................................           107         1,260,142.05          1.19%
Iowa.......................................             2            22,596.24          0.02%
Kansas.....................................            54           632,485.57          0.60%
Kentucky...................................            54           617,112.08          0.58%
Maine......................................             3            34,022.97          0.03%
Maryland...................................           153         1,863,962.75          1.76%
Massachusetts..............................           120         1,393,499.34          1.31%
Michigan...................................            21           215,870.48          0.20%
Minnesota..................................            56           615,003.66          0.58%
Mississippi................................            50           646,932.45          0.61%
Missouri...................................           239         2,798,527.22          2.64%
Montana....................................            16           183,231.33          0.17%
Nebraska...................................             2            20,276.62          0.02%
Nevada.....................................            27           348,784.55          0.33%
New Hampshire..............................             4            37,626.80          0.04%
New Jersey.................................            92         1,135,171.11          1.07%
New Mexico.................................             7            78,640.42          0.07%
North Carolina.............................           358         4,225,152.27          3.98%
Ohio.......................................           466         5,531,383.00          5.21%
Oklahoma...................................           145         1,571,902.25          1.48%
Oregon.....................................            49           589,096.74          0.56%
Pennsylvania...............................            58           719,719.51          0.68%
Rhode Island...............................            29           353,779.33          0.33%
South Carolina.............................           198         2,257,252.83          2.13%
Tennessee..................................           383         4,598,574.48          4.33%
Texas......................................          1637        20,379,182.32         19.21%
Utah.......................................           168         2,263,468.68          2.13%
Vermont....................................             8            91,868.01          0.09%
Virginia...................................           364         4,297,446.60          4.05%
Washington.................................           149         1,796,262.71          1.69%
Washington D.C.............................             2            24,817.87          0.02%
Wisconsin..................................            13           165,073.08          0.16%
Wyoming....................................            36           507,986.76          0.48%
                                                    -----     -----------------  --------------
Totals.....................................          8651      $106,081,690.83        100.00%
                                                    -----     -----------------  --------------
                                                    -----     -----------------  --------------

------------------------

(1) Based on the location of the dealer office. In some instances, a dealer may have originated a Receivable with an Obligor who resides in a different state than the one in which the dealer office is located.

(2) Percentages may not add to 100% because of rounding.

    DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY

                                                                                 PERCENTAGE OF
                                                                                   AGGREGATE
REMAINING TERM                                  NUMBER OF         AGGREGATE        PRINCIPAL
TO SCHEDULED MATURITY                          RECEIVABLES    PRINCIPAL BALANCE    BALANCE(1)
-------------------------------------------  ---------------  -----------------  --------------
10.0 to 14.9 months........................             2             7,810.99          0.01%
15.0 to 19.9 months........................             4            17,017.06          0.02%
20.0 to 24.9 months........................            30           130,663.72          0.12%
25.0 to 29.9 months........................            39           230,900.80          0.22%
30.0 to 34.9 months........................           133           902,768.06          0.85%
35.0 to 39.9 months........................           276         2,023,526.24          1.91%
40.0 to 44.9 months........................           534         4,584,868.21          4.32%
45.0 to 49.9 months........................         1,401        13,970,963.99         13.17%
50.0 to 54.9 months........................         1,510        17,735,416.96         16.72%
55.0 to 59.9 months........................         2,759        38,410,847.29         36.21%
60.0 to 66.0 months........................         1,963        28,066,907.51         26.45%
                                                    -----     -----------------  --------------
Totals.....................................         8,651      $106,081,690.83        100.00%
                                                    -----     -----------------  --------------
                                                    -----     -----------------  --------------

------------------------

(1) Percentages may not add to 100% because of rounding.

    All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of such Receivable. Each Receivable provides for allocation of payments according to (i) the "sum of periodic balances" or "sum of monthly payments" method (a "Rule of 78's Receivable"), (ii) the actuarial method (an "Actuarial Receivable" and, together with Rule of 78's Receivables, the "Precomputed Receivables") or (iii) the simple interest method (a "Simple Interest Receivable").

    Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's." Under the Rule of 78's, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Contract, and the numerator of which, for any given month, would be the number of payments remaining under such Contract before giving effect to the payment to which the fraction is being applied. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Contract to determine the amount of interest earned during that month. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

    An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of such scheduled monthly payment.

    All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case the Obligor will be subject to a late charge.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the day of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocated to interest for the payment period will be less than if the payment had been made on the due date and the portion of the payment applied to reduce the principal balance will be correspondingly greater and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under such Receivable allocable to "unearned" finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

    The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than had such rebate been calculated on an actuarial basis. However, Rule of 78's Receivables originated in certain states require rebates based on the actuarial method. Distributions to Noteholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreement such distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders, but will be paid to the Servicer as additional servicing compensation.

                         THE SELLER AND FIRST MERCHANTS

THE SELLER

    The Seller is a wholly-owned subsidiary of First Merchants. The Seller was incorporated in the State of Delaware on February 7, 1996. The principal executive offices of the Seller are located at 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015; telephone (847) 948-9300.

    The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by First Merchants under any Insolvency Laws will not result in the consolidation of the assets and liabilities of the Seller or the Trust with those of First Merchants. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations on its activities (including restrictions on the nature of the Seller's business, the requirement of an independent director being on the Seller's Board of Directors and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors).

FIRST MERCHANTS

    First Merchants is a specialty finance company primarily engaged in financing the purchase of used automobiles by acquiring dealer-originated retail installment contracts. Since First Merchants' incorporation in March 1991, it has expanded its operations by targeting and servicing an under-served market--financing used automobile purchases by consumers who have limited access to traditional sources of credit. First Merchants serves two customers, the automobile dealer and, indirectly, the dealer's customer, the "non-prime" borrower. See "First Merchants' Automobile Financing Program-- General."

    First Merchants is a Delaware corporation. First Merchants' principal executive office and mailing address is 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015 and its telephone number is (847) 948-9300. The common stock of First Merchants is quoted on The Nasdaq Stock Market's National Market under the symbol "FMAC." First Merchants is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission.

    First Merchants will act as the initial servicer of the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. First Merchants will be appointed as initial custodian of the Receivables and the Receivables will be delivered to and held by First Merchants in such capacity. Prior to delivery of the Receivables to First Merchants, as custodian, First Merchants will stamp the Receivables to reflect their sale and assignment to the Seller and the Trust and the pledge to the Indenture Trustee; however, First Merchants will not have the certificates of title of the Financed Vehicles amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Notes will be applied by the Trust to purchase the Receivables from the Seller. The Seller will apply the net proceeds it receives from the Trust to purchase the Receivables from First Merchants and to fund the initial deposit to the Spread Account. First Merchants will use the net proceeds it receives from the Seller to repay indebtedness and for other general corporate purposes.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

    Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes on each Distribution Date, commencing April 15, 1997. Interest on the Class A-1 Notes, with respect to any Distribution Date, will accrue from and including the most recent Distribution Date on which interest was paid on the Notes (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, such Distribution Date (each, a "Floating Rate Interest Accrual Period"). Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Floating Rate Interest Accrual Period divided by 360. Interest on the Class A-2 Notes, with respect to any Distribution Date, will accrue from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs. Interest on the Class A-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate or the Class A-2 Rate, as applicable. Interest payments on the Notes will generally be made from the Total Distribution Amount remaining after payment of the Servicing Fee (and any trustee fees not paid by the Servicer). In the event such remaining amount is insufficient to pay the Noteholders' Interest Distributable Amount in full, such shortfall will be paid, first, from amounts, if any, available in the Spread Account and, second, by the Security Insurer pursuant to the Policy. See "Description of the Transfer and Servicing Agreements--Distributions." Interest payments to holders of the Class A-1 Notes and the Class A-2 Notes will have the same priority. Under certain circumstances, amounts available to make interest payments on the Notes could be less than the full amount of interest payable on the Notes on a Distribution Date, in which case the Noteholders will receive their ratable share of such amount, based on the aggregate amount of interest due on such date on each class of the Notes.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Class A-1 Noteholders on each Distribution Date in an amount equal to the Class A-1 Principal Distributable Amount for such date. After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2 Noteholders on each Distribution Date in an amount equal to the Class A-2 Principal Distributable Amount. Holders of Class A-2 Notes are also entitled to receive as principal certain additional amounts under the circumstances and to the extent set forth herein. Payment of the Noteholders' Principal Distributable Amount on each Distribution Date will be made from the Total Distribution Amount remaining after payment of the Servicing Fee (and any trustee fees not paid by the Servicer) and the Noteholders' Interest Distributable Amount. In the event such remaining amount is insufficient to pay the Noteholders' Principal Distributable Amount in full, such shortfall will be paid, first, from amounts, if any, available in the Spread Account after payment of the Noteholders' Interest Distributable Amount and, second, by the Security Insurer pursuant to the Policy.

    The "Class A-1 Principal Distributable Amount" with respect to each Distribution Date will equal the sum of (i) the Class A-1 Monthly Principal Distributable Amount and (ii) the Class A-1 Principal Carryover Shortfall, if any, for such Distribution Date. The "Class A-1 Monthly Principal Distributable Amount" for any Distribution Date until the Class A-1 Notes are paid in full will equal 100% of the Regular Principal Distribution Amount. The "Regular Principal Distribution Amount" on any Distribution Date will be the sum of the following amounts, without duplication, with respect to the related Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period; (iii) that portion allocable to principal of the aggregate amount of Cram Down Losses incurred during such Collection Period; and (iv) that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period.

    No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. On each Distribution Date, commencing on the Distribution Date on which the Class A-1 Notes are paid in full, principal of the Class A-2 Notes will be payable in an amount equal to the Class A-2 Principal Distributable Amount for the related Collection Period, to the extent of funds available therefor. The "Class A-2 Principal Distributable Amount" with respect to each Distribution Date will equal the sum of (i) the Class A-2 Monthly Principal Distributable Amount and (ii) the Class A-2 Principal Carryover Shortfall, if any, for such Distribution Date. The "Class A-2 Monthly Principal Distributable Amount" for any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full will equal 93% of the Regular Principal Distribution Amount (or, on the Distribution Date on which the Class A-1 Notes are paid in full, 93% of the Regular Principal Distribution Amount remaining after the Class A-1 Notes are paid in full). In addition, on any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full, the Class A-2 Notes will receive as a payment of principal of such Notes, to the extent of funds available therefor, an amount (the "Class A-2 Additional Principal Distribution Amount") equal to 50% of the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after the payment of (a) the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), (b) any accrued and unpaid fees owed to the Owner Trustee and the Indenture Trustee, to the extent such fees are not paid by the Servicer,

(c) the Noteholders' Interest Distributable Amount, (d) the Noteholders' Principal Distributable Amount, (e) any amounts owed to the Security Insurer under the Insurance Agreement, (f) any deficiency in the Spread Account Required Amount, (g) the Certificateholders' Interest Distributable Amount and (h) the Certificateholders' Principal Distributable Amount.

    "Liquidated Receivable" means a Receivable with respect to which any of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 90 or more days, (ii) such Receivable is a defaulted receivable with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received or (iii) a payment under the related Contract is 150 or more days (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 210 or more days) delinquent.

    "Security Insurer Default" means any one of the following events shall have occurred and be continuing: (i) the Security Insurer shall have failed to make a required payment when due under the Policy; (ii) the Security Insurer shall have
(A) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (B) made a general assignment for the benefit of its creditors or (C) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent, or receiver for the Security Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Security Insurer or of all or any material portion of its property.

    As used herein, "Class A-1 Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, of Class A-1 Principal Distributable Amount that was due but unpaid on the immediately preceding Distribution Date, and "Class A-2 Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, of Class A-2 Principal Distributable Amount that was due but unpaid on the immediately preceding Distribution Date.

    The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors, including those described herein under "Weighted Average Life of the Notes."

CREDIT ENHANCEMENT

    THE POLICY. Concurrently with the issuance of the Notes, the Security Insurer will issue the Policy to the Indenture Trustee for the benefit of the Noteholders. Under the Policy, the Security Insurer will unconditionally and irrevocably guarantee (i) the full, complete and timely payment of (a) the Noteholders' Interest Distributable Amount and (b) the Noteholders' Principal Distributable Amount and (ii) the full and complete payment of any interest or principal amounts that are paid to Noteholders and subsequently recovered from any such holder pursuant to a final, nonappealable order of a court of competent jurisdiction under applicable bankruptcy or insolvency laws. See "The Policy."

    THE SPREAD ACCOUNT. On the Closing Date, the Seller will establish the Spread Account with the Collateral Agent pursuant to the Spread Account Agreement. The Spread Account will not be property of the Trust, but will be held by the Collateral Agent and pledged to the Indenture Trustee for the benefit of the Noteholders and the Security Insurer. All amounts on deposit in the Spread Account on any Distribution Date will be available to make up shortfalls in the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and for certain other purposes.

    On the Closing Date, the Seller will deposit the Spread Account Initial Deposit into the Spread Account. On each Distribution Date thereafter on which the amount on deposit in the Spread Account is less than the Spread Account Required Amount, the Total Distribution Amount remaining after the distribution on such Distribution Date of the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and all amounts due to the Servicer, the Owner Trustee, the Indenture Trustee and the Security Insurer, up to an amount equal to such shortfall, will be distributed to the Collateral Agent for deposit to the Spread Account prior to the application of any such amount to the Certificateholders' Interest Distributable Amount or the Certificateholders' Principal Distributable Amount. The "Spread Account Required Amount" with respect to any Distribution Date will be determined in accordance with the Insurance Agreement and the Spread Account Agreement. The Spread Account Required Amount may be increased or decreased over time as a result of certain floors, caps or triggers as set forth in the Insurance Agreement and the Spread Account Agreement.

    On each Distribution Date, amounts on deposit in the Spread Account in excess of the Spread Account Required Amount (after giving effect to distributions made on that date) may be released to the Seller or to certain other entities pursuant to the Sale and Servicing Agreement and the Spread Account Agreement, subject to certain terms and conditions set forth in those Agreements. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Spread Account.

    SUBORDINATION OF THE CERTIFICATES. No distribution of interest or principal will be made to Certificateholders on any Distribution Date until (i) the Class A-1 and Class A-2 Notes have been paid the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Distribution Date and (ii) an amount equal to the Spread Account Required Amount is on deposit in the Spread Account. No distribution of principal will be made to Certificateholders on any Distribution Date unless and until the Class A-1 Notes have been paid in full. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

OPTIONAL REDEMPTION

    The Class A-2 Notes will be subject to early retirement, in whole but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer generally may purchase the Receivables as of the last day of any Collection Period on or after the date on which the Pool Balance has been reduced to 10% or less of the Initial Pool Balance; however, the Servicer may not exercise its option to purchase the Receivables without the consent of the Security Insurer if (i) an unreimbursed claim has previously been made under the Policy, (ii) if such purchase of the Receivables by the Servicer would result in a claim being made under the Policy or (iii) if such purchase of the Receivables by the Servicer would result in any amount owed to the Security Insurer remaining unpaid. Any such purchase of the Receivables by the Servicer will result in the early retirement of the Class A-2 Notes at a purchase price equal to the outstanding principal amount thereof plus accrued and unpaid interest thereon.

CERTAIN PROVISIONS OF THE INDENTURE

    INDENTURE EVENTS OF DEFAULT; RIGHTS UPON INDENTURE EVENT OF DEFAULT. "Events of Default" under the Indenture ("Indenture Events of Default") will consist of:
(i) a default for five days or more in the payment of any interest on any Note when the same becomes due and payable; (ii) a default in the payment of principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes; (iv) any representation or warranty made by the Trust in the

Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes; or
(v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust. Unless a Security Insurer Default has occurred, Indenture Events of Default also will include Insurance Agreement Events of Default under the Insurance Agreement, but only if the Security Insurer delivers to the Trust and the Indenture Trustee, and does not rescind, a written notice specifying that such Insurance Agreement Event of Default constitutes an Indenture Event of Default. The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Note Distribution Account; therefore, the failure to pay principal on a class of Notes will generally not result in the occurrence of an Indenture Event of Default until the applicable Final Scheduled Distribution Date for such class of Notes.

    If an Indenture Event of Default occurs and is continuing, the right of the Indenture Trustee or holders of a majority in principal amount of the Notes to declare the Notes to be immediately due and payable will depend upon whether or not a Security Insurer Default has also occurred. If an Indenture Event of Default occurs and a Security Insurer Default has not occurred, the Security Insurer, and not the Indenture Trustee or the Noteholders, will have the right, but not the obligation, to cause the Indenture Trustee to foreclose on the Receivables and to deliver the proceeds of the liquidation thereof in accordance with the terms of the Indenture. If the Security Insurer does not so cause the Indenture Trustee to liquidate the Receivables and to prepay the Notes, or if the proceeds of such liquidation of the Receivables are not sufficient to reduce the outstanding principal amount of both the Class A-1 Notes and the Class A-2 Notes to zero, and the Security Insurer does not elect to otherwise prepay the Notes in full, following the occurrence of an Indenture Event of Default the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Noteholders' Interest Distributable Amount or the Noteholders' Principal Distributable Amount. The Security Insurer may elect, upon receipt of a claim under the Policy following an Indenture Event of Default, to pay all or any portion of the outstanding principal amount of the Notes plus accrued interest thereon. See "The Policy" herein.

    If both an Indenture Event of Default and a Security Insurer Default occur and are continuing, then the Indenture Trustee (or the holders of not less than a majority of the outstanding principal amount of the Notes) may declare the Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the Receivables, may exercise any other remedies as a secured party, including selling the Receivables, or may elect to maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. The Indenture Trustee will be prohibited from selling the Receivables following both an Indenture Event of Default and a Security Insurer Default, however, unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes may, in certain cases, waive any Indenture Event of Default except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

    No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of the Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity; (iv) the Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes.

    None of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

    Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust or the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    The Trust may not engage in any activity other than as described herein. The Trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

    CERTAIN COVENANTS. The Trust may not consolidate with or merge into any other entity unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture; (iii) no Indenture Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) the Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of such Rating Agency's then-current rating of either class of the Notes; (v) the Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequence to the Trust or to any Noteholder; and (vi) provided that a Security Insurer Default has not occurred, the Security Insurer consents to such merger or consolidation.

    The Trust will not (i) except as expressly permitted by the Indenture or the Transfer and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

    MODIFICATION OF INDENTURE. The Trust and the Indenture Trustee may, with the consent of the Security Insurer (so long as no Security Insurer Default has occurred) and of the holders of a majority of the aggregate outstanding principal amount of the Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may (i) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of the Indenture.

    The Trust and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Security Insurer (provided no Security Insurer Default has occurred) but without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE

    Harris Trust and Savings Bank, an Illinois banking corporation, will be the Indenture Trustee under the Indenture. The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor Indenture Trustee. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will become effective until acceptance of the appointment by the successor Indenture Trustee.

FORM, EXCHANGE, REGISTRATION AND TITLE

    The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Noteholders may hold their Notes in the United States through DTC, or, in Europe through CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the Notes. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Noteholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants (unless and until Definitive Notes are issued). In addition, Noteholders will receive all distributions of principal of and interest on the Notes from the Indenture Trustee through DTC and Participants. Noteholders will not receive or be entitled to receive physical securities representing their respective interests in the Notes, except under the limited circumstances described below.

    Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Beneficial owners of the Notes will not be Noteholders as that term is used in the Sale and Servicing Agreement. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.

Unless and until Definitive Notes are issued, beneficial owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer the Notes by book-entry transfer through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

    Physical Notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Seller advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes and the Seller or Indenture Trustee is unable to locate a qualified successor, (ii) the Seller, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Notes to Noteholders, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

    DTC has advised the Seller and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any Percentage Interests of the Notes only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Notes. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The

Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal and State Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Seller would seek an alternative depositary (if available) or cause the issuance of Definitive Notes to Noteholders or their nominees in the manner described above.

    Issuance of the Notes in book-entry form rather than as physical securities may adversely affect the liquidity of the Notes in the secondary market and the ability of Noteholders to pledge them. In addition, since distributions on the Notes will be made by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Noteholders, Noteholders may experience delays in the receipt of such distributions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

    Certificateholders will be entitled to distributions of interest on each Distribution Date beginning on April 15, 1997 in an amount equal to the Certificateholders' Interest Distributable Amount. As used herein, "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on the Certificate Balance as of the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Certificateholders on such immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs, plus any interest due but not distributed to Certificateholders on previous Distribution Dates, with interest on such overdue interest (to the extent lawful) at the Pass-Through Rate (the "Certificateholders' Interest Carryover Shortfall"). The Certificateholders' Interest Distributable Amount will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Servicing Fee (and any trustee fees that are not paid by the Servicer), the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the funding of any deficiency in the Spread Account Required Amount.

    No distributions of principal on the Certificates will be made until the Class A-1 Notes have been paid in full. On each Distribution Date, commencing on the Distribution Date on which the Class A-1 Notes are paid in full, principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable Amount for the related Collection Period, to the extent of funds available therefor following payment of the Certificateholders' Interest Distributable Amount. The "Certificateholders' Principal Distributable Amount" will equal, on any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full, the sum of
(i) the Certificateholders' Monthly Principal Distributable Amount and (ii) any portion of the Certificateholders' Principal Distributable Amount that was due and unpaid on the immediately preceding Distribution Date (the "Certificateholders' Principal Carryover Shortfall"). The "Certificateholders' Monthly Principal Distributable Amount" for any Distribution Date will generally equal (i) on or after the Distribution Date on which the Class A-1 Notes are paid in full to the Distribution Date on which the Class A-2 Notes are paid in full, 7% of the Regular Principal Distribution Amount (or, on the Distribution Date on which the Class A-1 Notes are paid in full, 7% of the Regular Principal Distribution Amount remaining after the Class A-1 Notes are paid in full) or
(ii) on or after the Distribution Date on which the Class A-2 Notes are paid in full, until the Certificates are paid in full, 100% of the Regular Principal Distribution Amount (less, on the Distribution Date on which the Class A-2 Notes are paid in full, the portion thereof payable on the Class A-2 Notes), and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements-- Distributions."

OPTIONAL PREPAYMENT

    If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Pass-Through Rate, which distribution shall effect early retirement of the Certificates. See "Description of the Notes--Optional Redemption" herein.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Holders of the Class A-2 Notes and the Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full. See "Description of the Notes--Payments of Principal" and "Description of the Certificates" herein. As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes could occur significantly earlier than the Class A-1 Final Scheduled Distribution Date or Class A-2 Final Scheduled Distribution Date, as applicable.

    Payments on the Receivables may be in the form of scheduled amortization or prepayments. Prepayments will include prepayments in full, partial prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of Purchased Receivables. The Receivables may be prepaid at any time without penalty to the Obligors. The rate of prepayment of the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of First Merchants. The rate of prepayments on the Receivables also may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors--Nature of Obligors and Financed Vehicles; Servicing" and "--Maturity and Prepayment Assumptions." In addition, under certain circumstances, First Merchants or the Servicer may be obligated to purchase Receivables with respect to which it is in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement or Sale and Servicing Agreement, as applicable. See also "Description of the Notes--Optional Redemption" regarding the Servicer's option to purchase the Receivables when the Pool Balance is reduced to 10% or less of the Initial Pool Balance and "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the Receivables if an Insolvency Event occurs with respect to the Seller.

    Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Securityholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    On the Closing Date, First Merchants will sell and assign the Receivables to the Seller, without recourse, pursuant to the Receivables Purchase Agreement, and the Seller will sell and assign the Receivables to the Trust, without recourse, pursuant to the Sale and Servicing Agreement. Each Receivable will be identified in a schedule to the Receivables Purchase Agreement and the Sale and Servicing Agreement.

    In the Receivables Purchase Agreement, First Merchants will represent and warrant to the Seller that, among other things, (i) the information provided with respect to the Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with First Merchants' normal requirements; (iii) upon the purchase of the Receivables by the Seller, the Receivables will be free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims will have been asserted or threatened under such Receivables; (iv) immediately prior to the sale of the Receivables by First Merchants to the Seller and by the Seller to the Trust, each of the Receivables will be secured by a perfected first priority security interest in the related Financed Vehicle in favor of First Merchants; and (v) each Receivable, at the time it was originated, complied and, at the Closing Date, will comply in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. First Merchants will be obligated to repurchase for the Purchase Amount any Receivable with respect to which it is in breach of a representation or warranty unless such breach is cured in a timely manner. The "Purchase Amount" with respect to any Receivable will equal the unpaid principal balance owed by the Obligor thereof plus interest on such amount at the applicable APR to the last day of the month of repurchase.

    The right of the Seller to enforce First Merchants' repurchase obligation under the Receivables Purchase Agreement will be assigned to the Trust in the Sale and Servicing Agreement. The repurchase obligation will constitute the sole remedy available to the Seller, the Trust, the Indenture Trustee or the Securityholders with respect to First Merchants for any such uncured breach. There is no assurance that First Merchants will have the financial ability to effect any repurchase of Receivables.

SERVICING PROCEDURES

    The Servicer will follow its currently employed standards, or such more exacting standards as the Servicer may employ in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and subject to the consent of the Security Insurer, arrange with an Obligor to extend the payment due date under the related Receivable. No such arrangement will modify the amount of the scheduled payments or extend the final payment date on any Receivable beyond the last day of the Collection Period relating to the Final Scheduled Maturity Date. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable for the Purchase Amount.

    On or before the earlier of (i) the eighth calendar day of each month (or if such eighth day is not a Business Day, the next succeeding Business Day) and
(ii) the fifth Business Day preceding the related Distribution Date (each such day, a "Determination Date"), the Servicer will prepare and deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Security Insurer and the Rating Agencies a certificate (the "Servicer's Certificate") setting forth, among other things, the amount collected on the Receivables during the related Collection Period, including the Purchase Amounts for any Purchased Receivables and the unpaid principal balance of any Receivables that became Liquidated Receivables during such Collection Period, and any other information necessary to enable the Indenture Trustee and to make all required distributions and to deliver the Statement to Noteholders on the related Distribution Date.

ACCOUNTS

    On or before the Closing Date, the Servicer or the Seller will establish, or cause to be established, the Post Office Boxes, the Spread Account and the additional accounts described below, which will be used by the Servicer and the Indenture Trustee or Owner Trustee, as applicable, in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement.

    POST OFFICE BOXES AND LOCAL COLLECTION ACCOUNTS. On or prior to the Closing Date, First Merchants will modify the payment statements sent to Obligors so that payments made with respect to the Receivables will be addressed to one of several segregated post office boxes established by First Merchants (the "Post Office Boxes"). Payments mailed to the Post Office Boxes will be collected on a daily basis by the Servicer and deposited by the Servicer into one of several accounts (each, a "Local Collection Account") established in the name of the Indenture Trustee in banking institutions approved by the Security Insurer. All amounts in any Local Collection Account with respect to the Receivables will be swept within two Business Days to the Collection Account. Any payment by an Obligor on a Receivable that is inadvertently delivered to First Merchants rather than mailed to the applicable Post Office Box will be deposited by First Merchants directly into the applicable Local Collection Account, from which it will be swept to the Collection Account.

    COLLECTION ACCOUNT AND NOTE DISTRIBUTION ACCOUNT. On or prior to the Closing Date, the Indenture Trustee will establish and maintain in the name of the Indenture Trustee (a) the Collection Account, into which all payments made on or in respect of the Receivables will be swept from the Local Collection Accounts, and (b) an account into which amounts released from the Collection Account and the Spread Account and payments made by the Security Insurer pursuant to the Notes Policy, in each such case, for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account").

    Funds in the Collection Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments approved by the Security Insurer and rated in the highest investment category by each of the Rating Agencies. Any earnings (net of losses and related investment expenses) on amounts on deposit in the Collection Account will be included in the Interest Distribution Amount and distributed on the next Distribution Date pursuant to the Sale and Servicing Agreement.

    The Collection Account and the Note Distribution Account (collectively, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to each Rating Agency or
(B) a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

    CERTIFICATE DISTRIBUTION ACCOUNT. In addition to the Trust Accounts, the Servicer will establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account (and the Spread Account after the Notes have been paid in full), for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made. The Certificate Distribution Account will be maintained as an Eligible Deposit Account.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Determination Date, the Servicer will provide the Indenture Trustee and the Owner Trustee with a certificate (the "Servicer's Certificate") in which the Servicer will set forth certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be repurchased by First Merchants or purchased by the Servicer.

    The "Total Distribution Amount" with respect to each Distribution Date will equal the sum of the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses or Cram Down Losses) and an amount (the "Interest Distribution Amount") equal to the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) that portion of all net liquidation proceeds allocable to interest; (iii) that portion allocable to interest of the Purchase Amount of each Receivable that became a Purchased Receivable during or in respect of such Collection Period; and (iv) any investment income (net of related expenses) from the investment of amounts on deposit in the Collection Account.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including net liquidation proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

    The first Collection Period will begin on the Cutoff Date and will continue through March 31, 1997. The first Distribution Date will occur on April 15, 1997. Each Collection Period will consist of the calendar month immediately preceding the related Distribution Date. The following sets forth an example of a hypothetical monthly distribution:

March 1--March 31      COLLECTION PERIOD. Scheduled payments, prepayments and other proceeds on or with respect to the Receivables are collected by the
                       Servicer for deposit to the Local Collection Accounts and the
                       Collection Account.

April 8                DETERMINATION DATE. On or before this date the Servicer will notify the Owner Trustee and the Indenture Trustee of, among other things, the amounts available in the Collection Account and the amounts required to be distributed on the Payment Date.

April 14               RECORD DATE. Distributions on the Distribution Date will be made to
                       Securityholders of record at the close of business on this date.

April 15               DISTRIBUTION DATE. The Indenture Trustee will pay the Servicing Fee, any amounts owed to the Indenture Trustee and the Owner Trustee (to the extent not paid by the Servicer), the Noteholders' Interest
                       Distributable Amount, the Noteholders' Principal Distributable
                       Amount, and any amounts owed to the Security Insurer; transfer the required amounts, if any, to the Spread Account; pay the
                       Certificateholders' Interest Distributable Amount and the
                       Certificateholders' Principal Distributable Amount; pay the Class
                       A-2 Additional Principal Distribution Amount, if any; and pay any
                       remaining amount to the Collateral Agent to be applied pursuant to the Spread Account Agreement.

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS AND OTHER PAYMENTS. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

         (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

        (ii) to the Owner Trustee and the Indenture Trustee, from the Total Distribution Amount remaining after the application of clause (i), any applicable fees due on such date, but only to the extent not paid by the Servicer;

        (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Interest Distributable Amount;

        (iv) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount;

        (v) to the Security Insurer, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), any amounts due to the Security Insurer under the Insurance Agreement;

        (vi) to the Spread Account, from the Total Distribution Amount remaining after the application of clauses (i) through (v), a maximum amount equal to any deficiency in the Spread Account Required Amount;

       (vii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
    (vi), the Certificateholders' Interest Distributable Amount;

       (viii) only after the Class A-1 Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (vii), the Certificateholders' Principal Distributable Amount;

        (ix) only after the Class A-1 Notes have been paid in full, to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (viii), the Class A-2 Additional Principal Distribution Amount; and

        (x) to the Collateral Agent, any remaining amount, to be applied pursuant to the Spread Account Agreement.

    For purposes hereof, the following terms shall have the following meanings:

    "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date and the Class A-2 Interest Distributable Amount for such Distribution Date.

    "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Principal Distributable Amount for such Distribution Date and the Class A-2 Principal Distributable Amount for such Distribution Date; PROVIDED, HOWEVER, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and PROVIDED, FURTHER, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.

    On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

         (i) to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Class A-1 Notes or Class A-2 Notes, as applicable, at the Class A-1 Rate and the Class A-2 Rate, respectively;

        (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

        (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

    On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

         (i) to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

        (ii) on each Distribution Date on or after which the Class A-1 Notes have been paid in full, to the Certificateholders in reduction of principal until the Certificate Balance has been reduced to zero.

LIST OF NOTEHOLDERS

    Three or more Noteholders, or one or more Noteholders evidencing not less than 25% of the Note Balance, may, by written request to the Indenture Trustee, obtain access to the list of Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture and Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to such list if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

REPORTS TO NOTEHOLDERS

    Prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders (the "Statement to Noteholders") on such Distribution Date. Each such Statement to Noteholders will include the following information with respect to the Notes and the related Distribution Date or Collection Period, as applicable:

         (i) the amount of the distribution allocable to principal of each class of Notes;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Notes;

        (iii) the amount of the distribution allocable to principal of the Certificates;

        (iv) the amount of the distribution allocable to interest on or with respect to the Certificates;

        (v) the Pool Balance as of the close of business on the last day of the related Collection Period;

        (vi) the outstanding aggregate principal balance of, and the Note Pool Factor for, each class of Notes after giving effect to all payments reported under clause (i) above on such date;

       (vii) the Certificate Balance after giving effect to all payments reported under clause (iii) above on such date;

       (viii) the amount, if any, of the distribution payable pursuant to claims under the Policy;

        (ix) the amount of any Class A-2 Additional Principal Distribution Amount distributable to Class A-2 Noteholders on such date;

        (x) the amount of the Servicing Fee and the amount of any fees payable to the Owner Trustee or the Indenture Trustee from monies on deposit in the Collection Account;

        (xi) the amount of any deposit to the Spread Account and the amount and application of any funds withdrawn from the Spread Account;

       (xii) the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

       (xiii) the amounts of the aggregate Realized Losses and aggregate Cram Down Losses, if any, separately identified, for the related Collection Period;

       (xiv) the aggregate principal balance of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent;

       (xv) the Class A-1 Interest Carryover Shortfall, the Class A-1 Principal Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class A-2 Principal Carryover Shortfall, if any, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement; and

       (xvi) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period.

    Each amount set forth pursuant to clauses (i), (ii), (viii), (ix) and (xv) will be expressed as a dollar amount per $1,000 of the initial principal balance of the applicable class of Notes.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder, and received any payment on the Notes, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" in the Prospectus.

SERVICING COMPENSATION

    The Servicer will be entitled to receive the Servicing Fee on each Distribution Date in an amount equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period. As long as First Merchants is the Servicer, a portion of the Servicing Fee will be paid to the Backup Servicer on each Distribution Date as compensation for its agreeing to stand by as successor Servicer and for performing certain other functions. The Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables, as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs related to the disposition of defaulted accounts, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee, the Owner Trustee and the Security Insurer and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the Receivables and for payment of the fees of the Backup Servicer.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Owner Trustee, the Security Insurer and the Rating Agencies within 120 days after the end of each fiscal year, a statement as to compliance by the Servicer during the twelve months that ended as of the end of such fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) with certain standards relating to the servicing of the Receivables.

    The Sale and Servicing Agreement will also provide for the delivery to the Indenture Trustee, the Owner Trustee, the Security Insurer and the Rating Agencies, within 120 days after the end of each fiscal year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer has agreed to give the Indenture Trustee, the Owner Trustee and the Security Insurer notice of any Servicer Termination Event under the Sale and Servicing Agreement.

    Copies of such accountants' statements and officer's certificates may be obtained by Noteholders on request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except with the prior written approval of the Security Insurer or upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event First Merchants resigns as Servicer or is terminated as Servicer, the Backup Servicer has agreed to assume the servicing obligations and duties under the Sale and Servicing Agreement.

    The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity, in each of the foregoing cases, assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

    A "Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence and continuance of any of the following: (i) any failure by the Servicer to deposit to any Local Collection Account or the Collection Account any proceeds or payments required to be so delivered that continues unremedied for two Business Days (one Business Day with respect to payments of Purchase Amounts), or any failure to deliver the Servicer's Certificate by the applicable Determination Date; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement, which failure continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by (a) the Indenture Trustee, (b) if a Security Insurer Default has not occurred, the Security Insurer or (c) if a Security Insurer Default has occurred, the holders of Notes representing more than 25% of the Note Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or, so long as First Merchants is the Servicer, the Seller; (iv) so long as a Security Insurer Default has not occurred, the failure of the Security Insurer to deliver a Servicer Extension Notice to the Servicer at the end of any 3-month servicing period; (vi) so long as a Security Insurer Default has not occurred, the occurrence of any one of certain events set forth in the Insurance Agreement; or (vii) the termination of the Servicer as servicer with respect to any other trust that has issued one or more classes of asset backed securities with respect to which the Security Insurer has issued a financial insurance guaranty policy.

RIGHTS UPON SERVICER TERMINATION EVENT

    As long as a Servicer Termination Event remains unremedied, (x) provided no Security Insurer Default has occurred, the Security Insurer in its sole and absolute discretion or (y) if a Security Insurer Default has occurred, then the Indenture Trustee or holders of Notes evidencing 25% or more of the Note Balance, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Backup Servicer or such other successor Servicer as shall have been appointed by the Security Insurer (provided no Security Insurer Default has occurred) or the Indenture Trustee, as the case may be, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor Servicer will not result in a material disruption in the performance of the duties of the Servicer.

WAIVER OF PAST DEFAULTS

    The Security Insurer and, if a Security Insurer Default shall have occurred and be continuing, the holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver shall impair the Security Insurer's or the Noteholders' rights with respect to subsequent defaults.

BACKUP SERVICER

    If a Servicer Termination Event occurs under the Sale and Servicing Agreement while First Merchants is Servicer, or if First Merchants is terminated as Servicer or resigns as Servicer, the Backup Servicer has agreed to act as successor Servicer. The Backup Servicer will receive a fee on each Distribution Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Backup Servicer from the Servicing Fee payable to First Merchants.

AMENDMENT

    Each of the Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Security Insurer (provided no Security Insurer Default has occurred) but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders thereunder; provided, that any such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder.

    The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the Security Insurer (provided no Security Insurer Default has occurred) and of the Noteholders evidencing at least a majority of the Note Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and

Servicing Agreements to modify the rights of the Noteholders; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes.

INSOLVENCY EVENT

    If an Insolvency Event occurs with respect to the Seller, the Receivables will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) Noteholders representing more than 50% of the aggregate outstanding principal amount of each class of Notes, (ii) Certificateholders representing more than 50% of the Certificate Balance and (iii) the Security Insurer (provided no Security Insurer Default has occurred), to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to the Noteholders; provided, however, that any failure to give such notice will not prevent or delay the termination of the Trust. Upon any such termination of the Trust, the Owner Trustee shall, or shall direct the Indenture Trustee to, promptly sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and deposited in the Collection Account. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Trust Accounts are not sufficient to pay the Notes in full, the amount of principal returned to the holders thereof will be reduced and some or all of the Noteholders will incur a loss.

    The Trust Agreement provides that the Owner Trustee will not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all the Certificateholders and the Security Insurer (provided that a Security Insurer Default has not occurred) and the delivery to the Owner Trustee by each Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

TERMINATION

    The obligations of the Servicer, the Seller, the Administrator (as defined herein), the Owner Trustee and the Indenture Trustee with respect to the Trust pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the purchase by the Servicer of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 10% or less of the Initial Pool Balance.

ADMINISTRATION AGREEMENT

    First Merchants, in its capacity as the Administrator (the "Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

                                   THE POLICY

    The following paragraphs summarize the material terms of the Policy. This summary is qualified by reference to the provisions of the Policy.

    Simultaneously with the issuance of the Notes, the Security Insurer will deliver the Policy to the Indenture Trustee for the benefit of the Noteholders. Under the Policy, the Security Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the Noteholders the full, complete and timely payment of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount (collectively, the "Guaranteed Payments") and the full and complete payment of the amount of any interest or principal distributed to Noteholders that is subsequently avoided in whole or in part as a preference payment under applicable law. The Guaranteed Payments under the Policy will not include any interest amounts owed on the Notes because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Security Insurer. In the event the Indenture Trustee fails to make a claim under the Policy, Noteholders do not have the right to make a claim directly under such Policy, but may sue to compel the Indenture Trustee to do so.

    Payment of claims on the Policy made in respect of shortfalls on Guaranteed Payments will be made by the Security Insurer following Receipt by the Security Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the date on which such payment is due on the Notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be paid under the Policy, the Security Insurer shall cause such payment to be made no earlier than the later of (x) the date when due to be paid pursuant to the Order referred to below and (y) the first to occur of (a) the fourth Business Day following Receipt by the Security Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of such Policy because such payments were avoidable as preference payments under applicable law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Security Insurer and provided to the Noteholder by the Security Insurer, irrevocably assigning to the Security Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the assets of the Trust or otherwise with respect to such preference payment or (b) the date of Receipt by the Security Insurer from the Indenture Trustee or the Noteholder, as the case may be, of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Security Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Security Insurer). In connection with the foregoing, the Security Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement.

    The terms "Receipt" and "Received", with respect to the Policy, shall mean actual delivery to the Security Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Security Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

    The Security Insurer's obligation under the Policy to make Guaranteed Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not such funds are properly applied by the Indenture Trustee.

    The Security Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Security Insurer under the Policy.

    Claims under the Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Security Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Security Insurer under the Policy constitute pari passu claims against the general assets of Financial Security. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of First Merchants, the Seller or the Trust. The Policy may not be canceled or revoked prior to payment in full of the Notes.

    The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                       FINANCIAL SECURITY ASSURANCE INC.

GENERAL

    Financial Security Assurance Inc. (for the purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of December 31, 1996 (in thousands):

                                                          DECEMBER 31, 1996
                                                         -------------------
Deferred Premium Revenue (net of prepaid reinsurance
  premiums)............................................      $   359,972
                                                         -------------------
Shareholder's Equity:
  Common Stock.........................................           15,000
  Additional Paid-In Capital...........................          654,470
  Unrealized Gain on Investments (net of deferred
    income taxes)......................................            9,099
  Accumulated Earnings.................................          136,763
                                                         -------------------
      Total Shareholder's Equity.......................          815,332
                                                         -------------------
      Total Deferred Premium Revenue and Shareholder's
        Equity.........................................      $ 1,175,304
                                                         -------------------
                                                         -------------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Financial Security and Subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings are hereby incorporated by reference in the Registration Statement of which this Prospectus Supplement and the Prospectus form a part:

        (a) Annual Report on Form 10-K for the year ended December 31, 1996.

    All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, special federal tax counsel to the Trust and counsel to the Underwriters, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) that is taxable as a corporation. In the opinion of Sonnenschein Nath & Rosenthal, special Illinois tax counsel to the Trust, the same characterization will apply for Illinois income tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and the Seller, as the sole Certificateholder, will agree to treat the Trust as a security arrangement for the issuance of debt for federal and Illinois income tax purposes. If, at any time in the future, the Certificates are held by more than one person, all Certificateholders will agree to treat the Trust as a partnership with the Certificates representing partnership interests therein and the Notes representing debt thereof. See "Certain Federal Income Tax Consequences--Trusts In Which All Certificates Are Retained by the Seller or an Affiliate of the Seller" in the Prospectus.

                              ERISA CONSIDERATIONS

THE NOTES

    The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

    The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement dated March 25, 1997, among the Seller, First Merchants and the Underwriters (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below.

                                                                    PRINCIPAL    PRINCIPAL
                                                                    AMOUNT OF    AMOUNT OF
                                                                    CLASS A-1    CLASS A-2
UNDERWRITER                                                           NOTES        NOTES
-----------------------------------------------------------------  -----------  -----------
Salomon Brothers Inc.............................................  $34,000,000  $14,797,500
Bear, Stearns & Co. Inc..........................................  $34,000,000  $14,797,500

    In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes if any Notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

    Distribution of the Notes may be made by the Underwriters from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

    If the Underwriters create a short position in the Notes in connection with the offering, I.E., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

    In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Notes. In addition, neither the Seller nor either of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Each of the Underwriters has severally represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in

Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

    The Underwriting Agreement provides that First Merchants and the Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Seller and First Merchants by Sonnenschein Nath & Rosenthal. Certain legal matters with respect to the federal income tax matters discussed under "Certain Federal and State Income Tax Consequences" herein will be passed upon by Brown & Wood LLP, special federal tax counsel to the Trust. Certain Illinois tax matters will be passed upon for the Seller by Sonnenschein Nath & Rosenthal. Sonnenschein Nath & Rosenthal from time to time renders legal services to the Seller, the Servicer and their affiliates. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP. Certain legal matters relating to the Policy will be passed upon for the Security Insurer by Bruce E. Stern, General Counsel, Financial Security Assurance Inc. The Security Insurer is represented by Thacher Proffitt & Wood.

                                    EXPERTS

    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

TERM                                                                            PAGE
-----------------------------------------------------------------------  -------------------
Account Service Centers................................................                 S-19
Actuarial Receivable...................................................                 S-29
ADG....................................................................                 S-20
Administrator..........................................................                 S-51
Aggregate Risks........................................................                 S-55
APR....................................................................                 S-11
Backup Servicer........................................................                  S-3
Business Day...........................................................                  S-4
Cede...................................................................                 S-37
CEDEL..................................................................            S-1, S-37
CEDEL Participants.....................................................                 S-39
Certificate Balance....................................................                  S-8
Certificate Distribution Account.......................................                 S-44
Certificateholders.....................................................                  S-8
Certificateholders' Interest Distributable Amount......................            S-8, S-41
Certificateholders' Interest Carryover Shortfall.......................            S-8, S-41
Certificateholders' Monthly Interest Distributable Amount..............                  S-8
Certificateholders' Monthly Principal Distributable Amount.............                  S-9
Certificateholders' Principal Carryover Shortfall......................            S-9, S-41
Certificateholders' Principal Distributable Amount.....................            S-9, S-41
Certificates...........................................................             S-1, S-4
Class A-1 Final Scheduled Distribution Date............................                  S-8
Class A-1 Interest Carryover Shortfall.................................                  S-6
Class A-1 Interest Distributable Amount................................                  S-6
Class A-1 Monthly Interest Distributable Amount........................                  S-6
Class A-1 Monthly Principal Distributable Amount.......................            S-7, S-32
Class A-1 Notes........................................................             S-1, S-3
Class A-1 Principal Carryover Shortfall................................            S-7, S-33
Class A-1 Principal Distributable Amount...............................            S-6, S-32
Class A-1 Rate.........................................................                  S-5
Class A-2 Additional Principal Distribution Amount.....................            S-7, S-32
Class A-2 Final Scheduled Distribution Date............................                  S-8
Class A-2 Interest Carryover Shortfall.................................                  S-6
Class A-2 Interest Distributable Amount................................                  S-6
Class A-2 Monthly Interest Distributable Amount........................                  S-6
Class A-2 Monthly Principal Distributable Amount.......................            S-7, S-32
Class A-2 Notes........................................................             S-1, S-3
Class A-2 Principal Carryover Shortfall................................            S-7, S-33
Class A-2 Principal Distributable Amount...............................            S-7, S-32
Class A-2 Rate.........................................................                  S-5
Closing Date...........................................................                 S-10
Code...................................................................                 S-55
Collateral Agent.......................................................                  S-3
Collection Account.....................................................                 S-14
Collection Period......................................................                  S-6
Commission.............................................................                  S-2
Contracts..............................................................                 S-10
Cram Down Loss.........................................................                  S-7

TERM                                                                            PAGE
-----------------------------------------------------------------------  -------------------
Cutoff Date............................................................                  S-4
Dealer Agreement.......................................................                 S-21
Dealer Service Centers.................................................                 S-19
Definitive Notes.......................................................                 S-39
Depositaries...........................................................                 S-38
Determination Date.....................................................                 S-43
Distribution Date......................................................                  S-4
DTC....................................................................            S-1, S-37
Eligible Deposit Account...............................................                 S-44
Eligible Institution...................................................                 S-44
Eligible Investments...................................................                 S-44
ERISA..................................................................                 S-55
Euroclear..............................................................      S-1, S-37, S-39
Euroclear Cooperative..................................................                 S-39
Euroclear Operator.....................................................                 S-39
Euroclear Participants.................................................                 S-39
Exchange Act...........................................................                  S-2
Final Scheduled Maturity Date..........................................                 S-11
Financed Vehicles......................................................                  S-4
Financial Security.....................................................                 S-53
First Merchants........................................................                  S-3
Floating Rate Interest Accrual Period..................................            S-6, S-31
Franchised Dealers.....................................................                 S-19
Guaranteed Payments....................................................           S-11, S-52
Holdings...............................................................                 S-53
Indenture..............................................................             S-1, S-3
Indenture Event(s) of Default..........................................           S-16, S-34
Indenture Trustee......................................................             S-1, S-3
Independent Dealers....................................................                 S-19
Initial Class A-1 Note Balance.........................................                  S-3
Initial Class A-2 Note Balance.........................................                  S-3
Initial Pool Balance...................................................                 S-10
Insurance Agreement....................................................                 S-11
Interest Distribution Amount...........................................            S-8, S-45
LIBOR..................................................................                  S-5
LIBOR Business Day.....................................................                  S-5
LIBOR Determination Date...............................................                  S-5
Liquidated Receivable..................................................                 S-33
Local Collection Account...............................................           S-14, S-43
Master Spread Account Agreement........................................                 S-11
Moody's................................................................                 S-15
Non-Prime Borrowers....................................................           S-10, S-19
Note Balance...........................................................                  S-4
Note Distribution Account..............................................                 S-44
Noteholders............................................................                  S-4
Noteholders' Interest Distributable Amount.............................            S-6, S-46
Noteholders' Principal Distributable Amount............................            S-7, S-46
Notes..................................................................             S-1, S-3
Obligor................................................................                 S-11
Order..................................................................                 S-52

TERM                                                                            PAGE
-----------------------------------------------------------------------  -------------------
Owner Trustee..........................................................             S-1, S-3
Participants...........................................................                 S-38
Pass-Through Rate......................................................                  S-8
Plan...................................................................                 S-55
Policy.................................................................                  S-4
Pool Balance...........................................................                  S-9
Post Office Boxes......................................................           S-14, S-43
Precomputed Receivables................................................                 S-29
Purchase Amount........................................................                 S-43
Rating Agencies........................................................                 S-15
Realized Losses........................................................                  S-9
Receipt................................................................                 S-52
Receivables............................................................             S-1, S-4
Receivables Purchase Agreement.........................................                  S-4
Received...............................................................                 S-52
Record Date............................................................                  S-4
Regular Principal Distribution Amount..................................            S-7, S-32
Rule of 78's...........................................................                 S-29
Rule of 78's Receivable................................................                 S-29
Rules..................................................................                 S-38
Sale and Servicing Agreement...........................................                 S-10
Securities.............................................................             S-1, S-4
Securities Act.........................................................                 S-56
Securityholders........................................................                  S-8
Security Insurer.......................................................                  S-3
Security Insurer Default...............................................                 S-33
Seller.................................................................             S-1, S-3
Servicer...............................................................                  S-3
Servicer Termination Event.............................................                 S-50
Servicer's Certificate.................................................           S-43, S-44
Servicing Fee..........................................................                 S-13
Servicing Fee Rate.....................................................                 S-14
Simple Interest Receivable.............................................                 S-29
Single Risks...........................................................                 S-55
Spread Account.........................................................                 S-11
Spread Account Agreement...............................................                 S-11
Spread Account Initial Deposit.........................................                 S-11
Spread Account Required Amount.........................................           S-12, S-34
Standard & Poor's......................................................                 S-15
Statement to Noteholders...............................................                 S-47
Telerate Page 3750.....................................................                  S-5
Terms and Conditions...................................................                 S-40
Total Distribution Amount..............................................            S-8, S-45
Transfer and Servicing Agreements......................................                 S-42
Trust..................................................................             S-1, S-3
Trust Accounts.........................................................                 S-44
Trust Agreement........................................................             S-1, S-3
Underwriters...........................................................                 S-56
Underwriting Agreement.................................................                 S-56

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
--------------------------------------------------------------------------------

                          FIRST MERCHANTS AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           --------------------------

FIRST MERCHANTS ACCEPTANCE CORPORATION
------------------------------------------------------------

The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Certificates and may also include one or more classes of Notes, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between either First Merchants Acceptance Corporation (the "Company") or a special-purpose finance subsidiary of the Company organized and established by the Company (each such special-purpose finance subsidiary, a "Transferor"), as depositor, and the Trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, either the Company or a Transferor, as seller, and the Company, as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. Each Prospectus Supplement will specify which class or classes of Notes, if any, and/or which class or classes of Certificates of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts and installment loans secured by new or used automobiles, light duty trucks, vans and minivans (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property all as described herein and in such Prospectus Supplement (the "Trust Property"). In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") and/or monies on deposit in a trust account (the "Collateral Reinvestment Account") to be established with the Indenture Trustee, which will be used to purchase additional motor vehicle retail installment sale contracts and installment loans (the "Subsequent Receivables") from the Seller (as defined herein) from time to time during the Funding Period or Revolving Period specified in such Prospectus Supplement.

Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in such Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the Notes, if any, of such series to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ from the other classes of such series as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and the rate of distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.
                           --------------------------

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FIRST MERCHANTS ACCEPTANCE CORPORATION OR ANY OF ITS AFFILIATES OR ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         -----------------------------

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                         -----------------------------

The date of this Prospectus is March 25, 1997.

                           REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities, the Servicer will prepare and forward to the Applicable Trustee (as defined herein), for distribution to the related Securityholders, certain monthly and annual reports concerning such Securities and the related Trust. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" and "Certain Information Regarding the Securities--Reports to Securityholders" herein.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the underwriters with respect to the related Trust will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company on behalf of any Trust will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents incorporated herein by reference). Requests for such copies should be directed to Secretary, First Merchants Acceptance Corporation, 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015; telephone (847) 948-9300.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

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Issuer............................  With respect to each series of Securities, the Trust to be formed pursuant to either a Trust Agreement (as
                                    amended and supplemented from time to time, a "Trust
                                    Agreement") between the Seller and the Trustee for such
                                    Trust or a Pooling and Servicing Agreement (a "Pooling
                                    and Servicing Agreement") among the Trustee, the Seller
                                    and First Merchants Acceptance Corporation, as servicer
                                    (the "Servicer") for such Trust. Each Trust that is
                                    taxable as a partnership will be referred to herein as
                                    an "Owner Trust" and each Trust that is taxable as a
                                    grantor trust under subpart E, Part I of subchapter J of
                                    the Code (as hereinafter defined) will be referred to
                                    herein as a "Grantor Trust".

Company...........................  First Merchants Acceptance Corporation ("First
                                    Merchants" or the "Company"), a Delaware corporation.
                                    The Company's principal executive offices are located at
                                    570 Lake Cook Road, Suite 126, Deerfield, Illinois
                                    60015, and its telephone number is (847) 948-9300. See
                                    "The Company and the Seller".

Seller............................  With respect to each series of Securities, either the
                                    Company or a special-purpose finance subsidiary of the
                                    Company (each such special-purpose finance subsidiary, a
                                    "Transferor").

Servicer..........................  First Merchants Acceptance Corporation (the "Servicer"
                                    or "First Merchants").

Trustee...........................  With respect to each series of Securities, the Trustee specified in the related Prospectus Supplement.

Indenture Trustee.................  With respect to any series of Securities that is issued by an Owner Trust and includes one or more classes of
                                    Notes, the Indenture Trustee specified in the related
                                    Prospectus Supplement.

Securities Offered................  Each series of Securities issued by an Owner Trust will include one or more classes of Certificates and may also
                                    include one or more classes of Notes. Each series of
                                    Securities issued by a Grantor Trust will include one or
                                    more classes of Certificates, but will not include any
                                    Notes. Each class of Notes will be issued pursuant to an
                                    indenture (each, an "Indenture") between the related
                                    Owner Trust and the Indenture Trustee specified in the
                                    related Prospectus Supplement. Each class of
                                    Certificates will be issued pursuant to the related
                                    Trust Agreement or the related Pooling and Servicing
                                    Agreement. The related Prospectus Supplement will
                                    specify which class or
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                                       3
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                                    classes of Notes and/or Certificates of the related
                                    series are being offered thereby.

The Notes.........................  Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples thereof
                                    and will be available in book-entry form only. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, Noteholders will be able to receive
                                    Definitive Notes (as defined herein) only in the limited
                                    circumstances described herein or in such Prospectus
                                    Supplement. See "Certain Information Regarding the
                                    Securities--Definitive Securities".

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated
                                    principal amount and will accrue interest thereon at a
                                    specified rate (with respect to each class of Notes, the
                                    "Interest Rate"). Each class of Notes may have a
                                    different Interest Rate, which may be a fixed, variable
                                    or adjustable Interest Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate for each class of Notes, or
                                    the method for determining such Interest Rate.

                                    With respect to a series that includes two or more
                                    classes of Notes, each such class may differ from the
                                    other class or classes of such series as to the timing
                                    and priority of payments, seniority, allocations of
                                    losses, Interest Rate or amount of payments of principal
                                    or interest, or payments of principal or interest in
                                    respect of any such class or classes may or may not be
                                    made upon the occurrence of specified events or on the
                                    basis of collections from designated portions of the
                                    Receivables Pool (as defined herein).

                                    In addition, a series may include one or more classes of
                                    Notes ("Strip Notes") entitled to (i) principal payments
                                    with disproportionate, nominal or no interest payments
                                    or (ii) interest payments with disproportionate, nominal
                                    or no principal payments.

                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust (or, if not, to the extent
                                    provided in the related Prospectus Supplement, if
                                    satisfactory bids for the purchase of such Receivables
                                    are received) in the manner and on the respective terms
                                    and conditions described under "Description of the
                                    Transfer and Servicing Agreements--Termination", the
                                    outstanding Notes will be redeemed as set forth in such
                                    Prospectus Supplement. In addition, if the related
                                    Prospectus Supplement provides that the property of a
                                    Trust will include monies in a Pre-Funding Account or
                                    Collateral Reinvestment Account that will be used to
                                    purchase additional Receivables after the Closing Date,
                                    one or more classes of the outstanding Notes will be
                                    subject to partial redemption at or immediately
                                    following the end of the Funding Period or Revolving
                                    Period
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                                       4
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                                    (each as defined herein and in such Prospectus
                                    Supplement), as applicable, in an amount and in the
                                    manner specified in such Prospectus Supplement. In the
                                    event of such partial redemption, the Noteholders may be
                                    entitled to receive a prepayment premium from the Trust,
                                    in the amount and to the extent provided in the related
                                    Prospectus Supplement.

The Certificates..................  Unless otherwise specified in the related Prospectus
                                    Supplement, Certificates will be available for purchase
                                    in a minimum denomination of $1,000 and integral
                                    multiples thereof and will be available in book-entry
                                    form only. Unless otherwise specified in the related
                                    Prospectus Supplement, Certificateholders will be able
                                    to receive Definitive Certificates (as defined herein)
                                    only in the limited circumstances described herein or in
                                    such Prospectus Supplement. See "Certain Information
                                    Regarding the Securities--Definitive Securities".

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Certificates will have a
                                    stated Certificate Balance specified in such Prospectus
                                    Supplement (the "Certificate Balance") and will accrue
                                    interest on such Certificate Balance at a specified rate
                                    (with respect to each class of Certificates, the "Pass
                                    Through Rate"). Each class of Certificates may have a
                                    different Pass Through Rate, which may be a fixed,
                                    variable or adjustable Pass Through Rate, or any
                                    combination of the foregoing. The related Prospectus
                                    Supplement will specify the Pass Through Rate for each
                                    class of Certificates or the method for determining such
                                    Pass Through Rate.

                                    With respect to a series that includes two or more
                                    classes of Certificates, each such class may differ from
                                    the other class or classes of such series as to the
                                    timing and priority of distributions, seniority,
                                    allocations of losses, Pass Through Rate or amount of
                                    distributions in respect of principal or interest, or
                                    distributions in respect of principal or interest in
                                    respect of any such class or classes may or may not be
                                    made upon the occurrence of specified events or on the
                                    basis of collections from designated portions of the
                                    Receivables Pool.

                                    In addition, a series may include one or more classes of
                                    Certificates ("Strip Certificates") entitled to (i)
                                    distributions in respect of principal with
                                    disproportionate, nominal or no interest distributions
                                    or (ii) interest distributions with disproportionate,
                                    nominal or no distributions in respect of principal.

                                    If a series of Securities includes classes of Notes,
                                    distributions on the Certificates of such series may be
                                    subordinated in priority of payment to payments on such
                                    Notes to the extent specified in the related Prospectus
                                    Supplement.

                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust (or, if not, and if and to the
                                    extent provided in the related Prospectus Supplement, if
                                    satisfactory bids for the purchase of such Receivables
                                    are received) in the manner and on
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                                       5
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                                    the respective terms and conditions described under
                                    "Description of the Transfer and Servicing
                                    Agreements--Termination", Certificateholders will
                                    receive as a prepayment in respect of the Certificates
                                    an amount specified in such Prospectus Supplement. In
                                    addition, if the related Prospectus Supplement provides
                                    that the property of a Trust will include monies in a
                                    Pre-Funding Account or Collateral Reinvestment Account
                                    that will be used to purchase additional Receivables
                                    after the Closing Date, one or more classes of the
                                    outstanding Certificates may receive a partial
                                    prepayment of principal at or immediately following the
                                    end of the Funding Period or Revolving Period, as
                                    applicable, in an amount and in the manner specified in
                                    such Prospectus Supplement. In the event of such partial
                                    prepayment, the Certificateholders may be entitled to
                                    receive a prepayment premium from the Trust, in the
                                    amount and to the extent provided in the related
                                    Prospectus Supplement.

Master Trusts; Issuance of
  Additional Series...............  If so provided in the related Prospectus Supplement, the
                                    Seller may cause one or more of the Trusts (any such
                                    Trust, a "Master Trust") to issue additional series of
                                    Securities from time to time. Under each Trust Agreement
                                    relating to a Master Trust (each, a "Master Trust
                                    Agreement"), the Seller may determine the terms of any
                                    such new series. See "The Trusts--Master Trusts".

                                    The Seller may cause the related Trustee to offer any
                                    such new series to the public or other investors, in
                                    transactions either registered under the Securities Act
                                    or exempt from registration thereunder, directly or
                                    through one or more underwriters or placement agents, in
                                    fixed-price offerings or in negotiated transactions or
                                    otherwise.

                                    A new series to be issued by a Master Trust which has a
                                    series outstanding may be issued only upon satisfaction
                                    of the conditions described herein under "The
                                    Trusts--Master Trusts". Securities secured by
                                    Receivables held by a Master Trust shall be entitled to
                                    monies received relating to such Receivables on a PARI
                                    PASSU basis with other Securities issued pursuant to the
                                    other Trust Agreements or Pooling and Servicing
                                    Agreements, as applicable by such Master Trust.

Cross-Collateralization...........  As described in the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and the related
                                    Prospectus Supplement, the source of payment for
                                    Securities of each series will be the assets of the
                                    related Trust Property only.

                                    However, as may be described in the related Prospectus
                                    Supplement, a series or class of Securities may include
                                    the right to receive monies from a common pool of credit
                                    enhancement which may be available for more than one
                                    series of Securities, such as a master reserve account,
                                    master insurance policy or a master collateral pool
                                    consisting of similar Receivables. Notwithstanding the
                                    foregoing, and as described in the related
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                                       6
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                                    Prospectus Supplement, no payment received on any
                                    Receivable held by any Trust may be applied to the
                                    payment of Securities issued by any other Trust (except
                                    to the limited extent that certain collections in excess
                                    of the amounts needed to pay the related Securities may
                                    be deposited in a common master reserve account or an
                                    overcollateralization account that provides credit
                                    enhancement for more than one series of Securities
                                    issued pursuant to the related Trust Agreement or
                                    Pooling and Servicing Agreement, as applicable).

The Trust Property................  The property of each Trust will include a pool of motor vehicle retail installment sale contracts and
                                    installment loans secured by new or used automobiles,
                                    light duty trucks, vans and minivans (the
                                    "Receivables"), certain monies due or received
                                    thereunder on and after the applicable Cutoff Date set
                                    forth in the related Prospectus Supplement, security
                                    interests in the vehicles financed thereby (the
                                    "Financed Vehicles"), certain accounts and the proceeds
                                    thereof and any proceeds from claims under certain
                                    related insurance policies. On the Closing Date
                                    specified in the related Prospectus Supplement with
                                    respect to a Trust, the Seller will, if so specified in
                                    such Prospectus Supplement, sell or transfer Receivables
                                    (the "Initial Receivables") having an aggregate
                                    principal balance specified in such Prospectus
                                    Supplement as of the date specified therein (the
                                    "Initial Cutoff Date") to such Trust pursuant to either,
                                    in the case of certain Owner Trusts, a Sale and
                                    Servicing Agreement among the Seller, the Servicer and
                                    the Owner Trust (a "Sale and Servicing Agreement") or,
                                    in the case of Grantor Trusts and certain other Owner
                                    Trusts, the related Pooling and Servicing Agreement
                                    among the Seller, the Servicer and the Trustee. The
                                    property of each Trust will also include amounts on
                                    deposit in certain trust accounts, including the related
                                    Collection Account, any Pre-Funding Account, any
                                    Collateral Reinvestment Account, any Reserve Account (as
                                    defined herein) and any other account identified in the
                                    applicable Prospectus Supplement and such other property
                                    as is specified in such Prospectus Supplement, including
                                    notes or other securities evidencing or backed by
                                    Receivables, security interests in the Financed Vehicles
                                    and related property ("Receivables Backed Assets").

                                    To the extent provided in the related Prospectus
                                    Supplement, from time to time (as frequently as daily)
                                    during the period (the "Funding Period") specified in
                                    such Prospectus Supplement, the Seller will be obligated
                                    (subject only to the availability thereof) to sell, and
                                    the related Trust will be obligated to purchase (subject
                                    to the satisfaction of certain conditions described in
                                    the applicable Sale and Servicing Agreement or Pooling
                                    and Servicing Agreement), additional Receivables (the
                                    "Subsequent Receivables") having an aggregate principal
                                    balance approximately equal to the amount on deposit
                                    (the "Pre-
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                                       7
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                                    Funded Amount") in an account (the "Pre-Funding
                                    Account") on the related Closing Date.

                                    In addition, if so provided in the related Prospectus
                                    Supplement, in lieu of a Funding Period, during the
                                    period (the "Revolving Period") from the Closing Date
                                    until the first to occur of (i) such event or events as
                                    are described in such Prospectus Supplement (each, an
                                    "Early Amortization Event") or (ii) the last day of the
                                    Collection Period (as defined herein) preceding a
                                    Distribution Date specified in such Prospectus
                                    Supplement, an account will be maintained in the name of
                                    the related Trustee or Indenture Trustee (the
                                    "Collateral Reinvestment Account"). The amount on
                                    deposit in the Collateral Reinvestment Account on the
                                    Closing Date may, if so specified in the related
                                    Prospectus Supplement, include an amount to be deposited
                                    out of the net proceeds of the sale of the related
                                    Securities. During the Revolving Period, principal will
                                    not be distributed on the Securities of the related
                                    series. Instead, principal collections, together with
                                    (if and to the extent described in the related
                                    Prospectus Supplement) interest collections on the
                                    Receivables that are in excess of amounts required to be
                                    distributed therefrom, will be deposited from time to
                                    time in the Collateral Reinvestment Account and will be
                                    used to purchase Subsequent Receivables.

                                    As used in this Prospectus, the term Receivables will
                                    include the Initial Receivables transferred to a Trust
                                    on the Closing Date as well as any Subsequent
                                    Receivables transferred to such Trust during the related
                                    Funding Period or Revolving Period, if any.

                                    Amounts on deposit in any Pre-Funding Account during the
                                    related Funding Period or in any Collateral Reinvestment
                                    Account during the related Revolving Period will be
                                    invested by the applicable Trustee (as directed by the
                                    Servicer) in Eligible Investments, and any resultant
                                    investment income, less any related investment expenses
                                    ("Investment Income"), will be added, on the
                                    Distribution Date immediately following the date on
                                    which such Investment Income is paid to the Trust, to
                                    interest collections on the Receivables for the related
                                    Collection Period and distributed in the manner
                                    specified in the related Prospectus Supplement. Any
                                    funds remaining in a Pre-Funding Account at the end of
                                    the related Funding Period or in a Collateral
                                    Reinvestment Account at the end of the related Revolving
                                    Period will be distributed as a prepayment or early
                                    distribution of principal to holders of one or more
                                    classes of the Notes and/or Certificates of the related
                                    series of Securities, in the amounts and in accordance
                                    with the payment priorities specified in the related
                                    Prospectus Supplement. In no event will a Funding Period
                                    continue for more than one year after the related
                                    Closing Date. See "Risk Factors--Pre-Funding Accounts",
                                    "--Sales of Subsequent Receivables" and
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                                    "Description of the Transfer and Servicing Agreements--
                                    Accounts".

                                    The Company will acquire the Receivables from one or
                                    more motor vehicle dealers ("Dealers"), pursuant to
                                    agreements with the Dealers, or from financial
                                    institutions or other holders of the Receivables that
                                    have originated the Receivables or have purchased them
                                    from Dealers or other originating entities. The
                                    Receivables for any given Receivables Pool will be sold
                                    by the Company to the Trust or to a Transferor (which
                                    will in turn sell the Receivables to the Trust) and will
                                    be selected from the contracts and loans owned by the
                                    Seller based on the criteria specified in the related
                                    Sale and Servicing Agreement or Pooling and Servicing
                                    Agreement, as applicable, and described herein and in
                                    the related Prospectus Supplement.

Credit and Cash Flow Enhancement..  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class or classes of Securities may include any
                                    one or more of the following: subordination of one or
                                    more other classes of Securities, reserve funds, a
                                    Reserve Account, spread accounts, overcollateralization,
                                    insurance policies, letters of credit, credit or
                                    liquidity facilities, cash collateral accounts, surety
                                    bonds, guaranteed investment contracts, swaps or other
                                    interest rate protection agreements, repurchase
                                    obligations, yield supplement agreements, other
                                    agreements with respect to third party payments or other
                                    support, cash deposits or other arrangements. To the
                                    extent specified in the related Prospectus Supplement, a
                                    form of credit enhancement will be subject to certain
                                    limitations and exclusions from coverage thereunder.

Reserve Account...................  If and to the extent specified in the related Prospectus
                                    Supplement, a Reserve Account will be created for a
                                    Trust with an initial deposit by the Seller of cash or
                                    certain investments having a value equal to the amount
                                    specified in such Prospectus Supplement. To the extent
                                    specified in the related Prospectus Supplement, funds in
                                    the Reserve Account will thereafter be supplemented by
                                    the deposit of amounts remaining on any Distribution
                                    Date after making all other distributions required on
                                    such date and any amounts deposited from time to time
                                    from the Pre-Funding Account or Collateral Reinvestment
                                    Account in connection with a purchase of Subsequent
                                    Receivables. Amounts in the Reserve Account, if any,
                                    will be available to cover shortfalls in amounts due to
                                    the holders of those classes of Securities specified in
                                    the related Prospectus Supplement in the manner and
                                    under the circumstances specified therein. The related
                                    Prospectus Supplement will also specify to whom and the
                                    manner and circumstances under which amounts on deposit
                                    in the Reserve Account (after giving effect to all other
                                    required distributions to be made by the applicable
                                    Trust) in excess of the Specified Reserve Account
                                    Balance (as defined in such Prospectus Supplement) will
                                    be distributed.
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Transfer and Servicing
  Agreements......................  With respect to each Trust, the Seller will sell the related Receivables and such other Trust Property as is
                                    specified in the related Prospectus Supplement to such
                                    Trust pursuant to a Sale and Servicing Agreement or a
                                    Pooling and Servicing Agreement, as applicable. The
                                    rights and benefits of an Owner Trust under any Sale and
                                    Servicing Agreement will, if such Owner Trust issues
                                    Notes, be assigned to the related Indenture Trustee as
                                    collateral for such Notes pursuant to the related
                                    Indenture. The Servicer will agree with each Trust to be
                                    responsible for servicing, managing, maintaining custody
                                    of and making collections on the Receivables. The
                                    Company will undertake certain administrative duties
                                    under an Administration Agreement with respect to each
                                    Owner Trust that is formed pursuant to a Trust
                                    Agreement.

                                    If so provided in the related Prospectus Supplement, the
                                    Servicer will advance scheduled payments not timely made
                                    with respect to Precomputed Receivables (a "Precomputed
                                    Advance") and will advance shortfalls in interest
                                    payments with respect to Simple Interest Receivables (a
                                    "Simple Interest Advance"), in each case to the extent
                                    that the Servicer, in its sole discretion, expects to be
                                    able to recoup such Precomputed Advance or Simple
                                    Interest Advance from subsequent payments on or with
                                    respect to the Receivables or from any other source
                                    identified in such Prospectus Supplement. As used
                                    herein, "Advance" means any Precomputed Advance or
                                    Simple Interest Advance. The Servicer will be entitled
                                    to reimbursement of Advances from subsequent payments on
                                    or with respect to the Receivables or from other sources
                                    to the extent described in the related Prospectus
                                    Supplement.

                                    Unless otherwise provided in the related Prospectus
                                    Supplement, the Seller will be obligated to repurchase
                                    any Receivable in which the interest of the applicable
                                    Trust is materially and adversely affected as a result
                                    of a breach of any representation or warranty made by
                                    the Seller in the related Sale and Servicing Agreement
                                    or Pooling and Servicing Agreement, as applicable, if
                                    such breach is not cured in a timely manner following
                                    the discovery by or notice to the Seller thereof.

                                    Unless otherwise provided in the related Prospectus
                                    Supplement, the Servicer will be obligated to purchase
                                    any Receivable if, among other things, it extends the
                                    date for final payment by the Obligor (as defined
                                    herein) of such Receivable beyond the last day of the
                                    Collection Period relating to the applicable Final
                                    Scheduled Maturity Date (as defined in such Prospectus
                                    Supplement), changes the annual percentage rate ("APR")
                                    or amount of a scheduled payment of such Receivable or
                                    fails to maintain a perfected security interest in the
                                    related Financed Vehicle.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Servicer will be entitled to receive a
                                    fee for servicing
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                                    the Receivables of each Trust equal to a specified
                                    percentage of the aggregate principal balance of the
                                    related Receivables Pool, as set forth in such
                                    Prospectus Supplement, plus certain late fees,
                                    prepayment charges and other administrative fees or
                                    similar charges. See "Description of the Transfer and
                                    Servicing Agreements--Servicing Compensation and Payment
                                    of Expenses" herein and in the related Prospectus
                                    Supplement.

Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations.....................  In connection with the sale of the Receivables, security interests in the Financed Vehicles securing the
                                    Receivables will be assigned by the Company to (i) the
                                    related Trust pursuant to either a Sale and Servicing
                                    Agreement or a Pooling and Servicing Agreement and may
                                    be pledged by the Trust pursuant to an Indenture as
                                    security for the Notes, if any, or (ii) a Transferor
                                    pursuant to a Receivables Purchase Agreement, which
                                    Transferor will, in turn, assign such security interests
                                    to the Trust pursuant to either a Sale and Servicing
                                    Agreement or a Pooling and Servicing Agreement. Due to
                                    the administrative burden and expense, however, the
                                    certificates of title to the Financed Vehicles will not
                                    be amended or reissued to reflect the sale of the
                                    Receivables to either a Transferor or the Trust or the
                                    pledge pursuant to any Indenture. In the absence of such
                                    amendments, either the related Trust, the Applicable
                                    Trustee or both may not have a perfected security
                                    interest in the Financed Vehicles securing the
                                    Receivables in some states. The Company will be
                                    obligated to repurchase any Receivables sold to the
                                    related Trust or to a Transferor (and subsequently sold
                                    by such Transferor to such Trust) as to which there did
                                    not exist on the Closing Date a first priority perfected
                                    security interest in the name of the Company in the
                                    related Financed Vehicle if such failure materially and
                                    adversely affects the interest of the Transferor or such
                                    Trust in such Receivable and if such failure is not
                                    cured in a timely manner.

                                    To the extent their respective security interests in a
                                    Financed Vehicle are perfected, the related Trust and
                                    the Applicable Trustee will have a prior claim over
                                    subsequent purchasers of such Financed Vehicle and
                                    holders of subsequently perfected security interests
                                    therein. However, as against liens for repairs or
                                    storage of a Financed Vehicle or for taxes unpaid by the
                                    related Obligor, or through fraud or negligence, the
                                    related Trust or the Applicable Trustee could lose its
                                    security interest or the priority of its security
                                    interest in a Financed Vehicle. The Company will not
                                    have any obligation to repurchase a Receivable with
                                    respect to which the related Trust or the Applicable
                                    Trustee loses its security interest or the priority of
                                    its security interest in the related Financed Vehicle
                                    after the Closing Date due to any such lien for repairs,
                                    storage or taxes or the negligence or fraud of a third
                                    party.
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                                    Federal and state consumer protection laws impose
                                    requirements upon creditors in connection with
                                    extensions of credit and collections of retail
                                    installment loans, and certain of these laws make an
                                    assignee of such a loan liable to the obligor thereon
                                    for any violation by the lender. Unless otherwise speci-
                                    fied in the related Prospectus Supplement, the Seller
                                    will be obligated to repurchase from the applicable
                                    Trust any Receivable that fails to comply with such
                                    requirements.

Tax Status........................  Unless the Prospectus Supplement specifies that the related Trust will be a Grantor Trust and, except as
                                    otherwise provided in such Prospectus Supplement, upon
                                    the issuance of the related series of Securities, (a)
                                    Federal Tax Counsel (as defined herein) to such Trust
                                    will deliver an opinion to the effect that, for federal
                                    income tax purposes: (i) any Notes of such series will
                                    be characterized as debt and (ii) such Trust will not be
                                    characterized as an association (or a publicly traded
                                    partnership) taxable as a corporation and (b) Illinois
                                    Tax Counsel (as defined herein) to such Trust will
                                    deliver an opinion to the effect that the same
                                    characterizations should apply for Illinois income tax
                                    purposes as for federal income tax purposes. In respect
                                    of any such series, each Noteholder, if any, by the
                                    acceptance of a Note of such series, will agree to treat
                                    such Note as indebtedness, and each Certificateholder,
                                    if the Certificates are held by more than one person, by
                                    the acceptance of a Certificate of such series, will
                                    agree to treat such Trust as a partnership in which such
                                    Certificateholder is a partner for federal income and
                                    Illinois income tax purposes. Alternative
                                    characterizations of such Trust and such Certificates
                                    are possible, but would not result in materially adverse
                                    tax consequences to Certificateholders.

                                    If a Prospectus Supplement specifies that the related
                                    Trust will be a Grantor Trust and, except as otherwise
                                    provided in such Prospectus Supplement, upon the
                                    issuance of the related series of Certificates, Federal
                                    Tax Counsel to such Trust will deliver an opinion to the
                                    effect that such Trust will be treated as a grantor
                                    trust for federal income tax purposes and will not be
                                    subject to federal income tax.

                                    See "Certain Federal Income Tax Consequences" and "Cer-
                                    tain State Tax Consequences with Respect to Owner
                                    Trusts" for additional information concerning the
                                    application of federal and Illinois tax laws.

ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement, and unless otherwise specified therein, any
                                    Notes of a series issued by an Owner Trust and any
                                    Certificates that are issued by a Grantor Trust and that
                                    meet certain Department of Labor requirements are
                                    eligible for purchase by employee benefit plans.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates of any series that are
                                    subordinate to any other Security of that series may not
                                    be acquired by any employee benefit plan subject to the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), or by any individual retirement
                                    account. See "ERISA Considerations" herein and in the
                                    related Prospectus Supplement.

Ratings...........................  It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the
                                    four highest rating categories by at least one
                                    nationally recognized statistical rating organization. A
                                    rating is not a recommendation to purchase, hold or sell
                                    Securities inasmuch as such rating does not comment as
                                    to market price or suitability for a particular inves-
                                    tor. Ratings of Securities will address the likelihood
                                    of the payment of principal and interest thereon
                                    pursuant to their terms. The ratings of Securities will
                                    not address the likelihood of an Early Amortization
                                    Event. There can be no assurance that a rating will
                                    remain for a given period of time or that a rating will
                                    not be lowered or withdrawn entirely by a rating agency
                                    if in its judgment circumstances in the future so
                                    warrant. For more detailed information regarding the
                                    ratings assigned to any class of a particular series of
                                    Securities, see "Summary of Terms--Rating of the
                                    Securities" or "--Ratings of the Certificates", as
                                    applicable, and "Risk Factors--Ratings of the Secu-
                                    rities" or "--Ratings of the Certificates", as
                                    applicable, in the related Prospectus Supplement.

                                  RISK FACTORS

    In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such series.

    PRE-FUNDING ACCOUNTS AND COLLATERAL REINVESTMENT ACCOUNTS. If so provided in the related Prospectus Supplement, on the Closing Date the Pre-Funded Amount specified in such Prospectus Supplement will be deposited into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 40% of the initial aggregate principal amount of the Notes and/or Certificates of the related series of Securities. In addition, if so specified in the related Prospectus Supplement, on the Closing Date specified amounts will be deposited into the Collateral Reinvestment Account. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Receivables from the Seller (which, if not the Company, in turn, will acquire such Subsequent Receivables from the Company) from time to time during the related Funding Period or Revolving Period, as applicable. During such Funding Period or Revolving Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account or the Collateral Reinvestment Account will be invested by the Applicable Trustee (as instructed by the Servicer) in Eligible Investments. Any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period (as defined herein) and allocated to interest. Such amounts will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than one year after the related Closing Date.

    To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders and Certificateholders (collectively, the "Securityholders") on the Distribution Date at or immediately following the end of such Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

    SALES OF SUBSEQUENT RECEIVABLES. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and described in such Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Company from Dealers or other originators during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Company may have insufficient Subsequent Receivables to transfer to a Trust. As a result, holders of one or more classes of the related series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period or Revolving Period as described above under "--Pre-Funding Accounts and Collateral Reinvestment Accounts".

    Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates (as such term is defined in the related Prospectus Supplement) for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in such Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in such Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Seller will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts (as defined herein) therefor.

    Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables Pools" herein.

    CERTAIN LEGAL ASPECTS--SECURITY INTERESTS IN FINANCED VEHICLES. In connection with the sale and assignment of the Receivables by the Company to either the related Trust or a Transferor, if any, and by such Transferor to such Trust and any pledge of the Receivables by such Trust to the related Indenture Trustee, the security interests in the related Financed Vehicles granted to the Company by the Obligors on such Receivables will be transferred and assigned by the Company to either such Trust or such Transferor and by such Transferor, if any, to such Trust and may be pledged by such Trust to the Indenture Trustee as security for the Notes, if any. Due to the administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment of such security interests by the Company to the related Trust or related Transferor, if any, or by such Transferor to such Trust or any pledge pursuant to an Indenture. In the absence of such amendments, either the Trust, the Applicable Trustee or both may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. In addition, by not identifying the related Trust as the secured party on the certificate of title, the security interest of either such Trust, the Indenture Trustee or both could be defeated through the negligence or fraud of the Company or as a result of the imposition of a lien for repairs or storage of a Financed Vehicle or for taxes unpaid by the related Obligor. The Company will make certain representations and warranties in the related Receivables Purchase Agreement (in the case of a sale of the Receivables from the Company to a Transferor) or in the related Sale and Servicing Agreement or Pooling and Servicing Agreement (in the case of a sale of the Receivables from the Company to the related Trust) with respect to its conveyance of a perfected security interest in the Financed Vehicles and will be obligated to repurchase from the Trust any Receivable with respect to which the interest of either the Trust, the Applicable Trustee or both is materially and adversely affected by (1) the failure to amend or reissue the certificate of title of the Financed Vehicle to reflect the Trust's interest therein or (2) the failure of the Company to have a first priority perfected security interest in its name in the Financed Vehicle on the Closing Date if such failure is not cured in a timely manner. The Servicer also will be obligated under the related Sale and Servicing Agreement or Pooling and Servicing Agreement to purchase from the Trust any Receivable with respect to which the Servicer fails to maintain a perfected security interest in the name of the Company in the related Financed Vehicle if such failure (i) is not cured in a timely manner and (ii) materially and adversely affects the interest of the Trust in such Receivable. The repurchase obligations of the Company and the

Servicer will constitute the sole remedy available to the Trust with respect to the Company or the Servicer for any such uncured breach or failure.

    To the extent that the Trust's and the Indenture Trustee's security interest in a Financed Vehicle is perfected, the Trust and the Indenture Trustee will have a prior claim under applicable state laws over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests therein. However, as against liens for repairs or storage of a Financed Vehicle or taxes unpaid by the Obligor on the Receivable secured thereby, the Trust and the Applicable Trustee could lose their respective security interests or the priority of such security interests in a Financed Vehicle. In addition, even if the Seller, the Trust or the Applicable Trustee were to be identified as the secured party on the certificate of title of a Financed Vehicle, such secured party's security interest could be defeated by the fraud or forgery of the vehicle owner or by administrative errors by applicable state or local agencies responsible for titling vehicles. The Company will not have any obligation to repurchase a Receivable with respect to which the Trust or the Applicable Trustee loses its security interest in the related Financed Vehicle after the Closing Date due to any such lien for repairs, storage or taxes or due to the negligence or fraud of a third party.

    CERTAIN LEGAL ASPECTS--CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase from the applicable Trust any Receivable that does not comply with such consumer protection law requirements.

    Most states impose requirements and restrictions relating to foreclosure sales of vehicles and on obtaining deficiency judgments relating to such sales. A Trust may not realize the full amount due on a Receivable because of the application of those requirements and restrictions, or because of depreciation, damage or loss of a Financed Vehicle or other factors. Federal bankruptcy laws and related state laws also may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a Financed Vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of the bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.

    CERTAIN LEGAL ASPECTS--INSOLVENCY CONSIDERATIONS. The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of any Transferor with those of the Company. These steps include the creation of such Transferor, if any, as a separate, limited-purpose entity pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of its business, the requirement that an independent director be on its Board of Directors and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). In connection with the issuance of the Securities, counsel to the Company will deliver its opinion to the effect that the assets and liabilities of the related Trust and the related Transferor, if any, would not be consolidated with those of the Company in the case of a proceeding under any Insolvency Law in respect of the Company. However, there can be no assurance that the assets and liabilities of the related Trust and the related Transferor, if any, would not be consolidated with those of the Company in a proceeding under an Insolvency Law. See "The Company and the Seller".

    First Merchants will warrant either (i) to a Transferor, if any, in the related Receivables Purchase Agreement or (ii) to the related Trust in the related Sale and Servicing Agreement or Pooling and

Servicing Agreement that the sale of the related Receivables to such Transferor or Trust, respectively, by the Company will be a valid sale. In addition, the Company will treat the transactions described herein as sales of the Receivables to such Transferor or such Trust and will commit to take all actions that are required to perfect such Transferor's or such Trust's ownership interests in the Receivables, and the related Transferor, if any, will treat the transactions described herein as sales to such Trust of all of such Transferor's right, title and interest in and to the Receivables and will take all actions required to protect such Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if the Company or any Transferor were to become a debtor in a bankruptcy case, and if a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sales of the Receivables to such Transferor or Trust, as applicable, should be recharacterized as pledges of the Receivables to secure a borrowing of the debtor, then delays in payments to such Trust of collections on the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the sales of Receivables to any Transferor or Trust are recharacterized as pledges, a tax or government lien arising before the transfer of such Receivables to such Transferor or Trust, as applicable, might have priority over such Trust's interest in such Receivables. Each Trust will receive an opinion of counsel to the effect that the transactions contemplated herein will be treated as sales and the Receivables would not be part of the Company's or any Transferor's bankruptcy estate and would not be available to the Company's or any Transferor's creditors or, in the alternative, that the transferor will have a perfected first priority security interest in the Receivables.

    The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27,
1993) determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Company or any Transferor, even if the transfer of Receivables were treated as a sale, the Receivables would be part of the Company's or such Transferor's bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Seller, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event".

    NATURE OF OBLIGORS AND FINANCED VEHICLES; SERVICING. The Obligors on the Receivables are primarily "non-prime" borrowers who have limited access to traditional sources of consumer credit. The inability of a borrower to finance an automobile purchase by means of traditional credit sources is generally due to various factors, including such individual's impaired credit history and the absence or limited extent of his or her credit history. Typical "non-prime" borrowers include young borrowers (18 to 25 years old) who are trying to establish an initial credit rating, previously bankrupt borrowers who are reestablishing their credit rating, slow payers of credit cards and department store accounts and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of automobile financing. The average interest rate charged by the Company to such "non-prime" borrowers is generally higher than that charged by commercial banks, savings and loans, credit unions and finance companies affiliated with major automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. As a result, the Obligors generally are considered to have a higher risk of default on a finance contract than most automobile purchasers. Such risk of default may increase in times of economic downturn in the areas in which such obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle; the Financed Vehicles securing the Receivables will consist primarily of used vehicles which may not have a liquidation value sufficient to pay in full the amount financed by the related Receivable. See "First Merchants' Automobile Financing Program--Credit Loss Experience" and "--Delinquency Experience" in the related Prospectus Supplement.

    The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If the Company is removed as Servicer, or if the Company resigns or is terminated as Servicer by the Security Insurer (as defined in the related Prospectus Supplement), if any, then a backup servicer, if any, or other successor servicer will agree to assume the obligations of successor servicer under the related Sale and Servicing Agreement or the related Pooling and Servicing Agreement. There can be no assurance, however, that collections with respect to the Receivables would not be adversely affected by a change in servicer.

    TRUST'S RELATIONSHIP TO THE SELLER, THE COMPANY AND THEIR AFFILIATES. None of the Company, any Transferor or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.

    However, in connection with the sale of Receivables by the Seller to a given Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables or to advance amounts with respect to payments due on the Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". Moreover, if the Company were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

    The related Prospectus Supplement may set forth certain additional information regarding the Company and any Transferor. In addition, the Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). For further information regarding the Company, reference is made to such reports and other information, which are available as described under "Available Information".

    SUBORDINATION OF CERTAIN CLASSES OF SECURITIES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes or Certificates of a series may be subordinated in priority of payment to interest and principal due on certain of the Notes, if any, of such series or one or more classes of Certificates of such series.

    LIMITED ASSETS OF THE TRUST. None of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Account and any other credit enhancement or Trust Property. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Collateral Reinvestment Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement.

    MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of such additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency (as such term is defined in the related Prospectus Supplement) reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "The Trusts--Master Trusts".

    MATURITY AND PREPAYMENT CONSIDERATIONS. All the Receivables are prepayable at any time. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "--Insolvency Event" regarding the sale of the Receivables owned by an Owner Trust if an Insolvency Event with respect to the Seller occurs.

    Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

    RISK OF COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, if so provided in the related Prospectus Supplement, in the event that the Company satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their ratings of the related Securities at the initial level, then for so long as the Company is the Servicer and provided that (i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in such Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    SERVICER DEFAULT. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities issued by an Owner Trust that includes Notes, in the event a Servicer Default occurs, the related Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

    RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Securities will not address the likelihood of an Early Amortization Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of Securities, see "Summary of Terms--Rating of the Securities" and "Risk Factors--Ratings of the Securities" in the related Prospectus Supplement.

    BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in such Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities (as defined herein) for such series are issued, holders of such

Securities will not be recognized by the applicable Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                                   THE TRUSTS

    With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts and installment loans generally between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles, light duty trucks, vans and minivans and, unless otherwise provided in the related Prospectus Supplement, all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables (as defined herein) and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables (as defined herein). The Company will acquire the Receivables of each Receivables Pool from Dealers, pursuant to agreements with the Dealers ("Dealer Agreements"), or from financial institutions or other holders of the Receivables that have originated the Receivables or have purchased them from Dealers or other originating entities. Such Receivables will subsequently be sold to the Seller and will continue to be serviced by the Servicer. On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. If and to the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited into the Collateral Reinvestment Account on the Closing Date. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections on the Receivables of such series, together with (if and to the extent described in the related Prospectus Supplement) interest collections on such Receivables that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Receivables during such Revolving Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights of the related Indenture Trustee and the Noteholders, if any, in such Subsequent Receivables. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers or other originators on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Account or other form of credit enhancement or such other property, including Receivables Backed Assets, may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Company and the Dealers or lenders, the Dealers or lenders have an obligation after origination to repurchase Receivables as to which they have made certain misrepresentations.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, the Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such

Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers or other originators with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor (or, in the case of an Owner Trust that issues Notes, the Administrator (as defined herein) thereof), will be obligated to appoint a successor trustee. The Administrator of any Owner Trust that issues Notes and the Servicer in respect of any Grantor Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

MASTER TRUSTS

    If so provided in the related Prospectus Supplement, each Trust Agreement or Pooling and Servicing Agreement, as applicable, may provide that, pursuant to any one or more supplements thereto, the Seller may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance, a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the residual interest in the related Master Trust. Under each such Master Trust Agreement, the Seller may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or a formula for the determination thereof); (iv) the Distribution Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of credit enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of classes of Securities of such series and, if such series consists of more than one class, the rights and priorities of each such class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Seller, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

    Each Master Trust Agreement provides that the Seller may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of credit enhancements issued by enhancement providers different from the providers of the credit enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such credit enhancement only on behalf of the Securityholders to which such credit enhancement relates. The Seller will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Seller may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

    Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may occur only upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Seller shall have given the related Trustee, the Servicer, the Rating Agencies and certain related providers of credit enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Seller shall have delivered to such Trustee a supplement to such Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to such Master Trust Agreement other than such Trustee; (c) the Seller shall have delivered to such Trustee any related credit enhancement agreement; (d) such Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Seller shall have delivered to such Trustee, the Rating Agency and certain providers of credit enhancement, if any, an opinion of counsel acceptable to such Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or such Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

                             THE RECEIVABLES POOLS

GENERAL

    The Receivables in each Receivables Pool have been or will be purchased by the Company from Dealers or lenders in the ordinary course of business through the Company's branches located in the United States. The retail installment sale contracts and installment loans are purchased pursuant to the Dealer Agreements or other lender agreements. The Company purchases contracts and loans in accordance with its credit standards, which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed. The Company will sell retail installment sale contracts and installment loans that it acquires to either (i) the related Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement or (ii) a Transferor pursuant to a Receivables Purchase Agreement.

    The Receivables to be held by each Trust will be selected from the Company's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated or acquired (either from a Dealer, financial institution or other holder of the Receivables) by the Company in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments that fully amortize the amount financed over the original term to maturity of the related Receivable, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in such Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

    "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

    "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract or loan, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract or loan allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

    Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders, if any, or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning the experience of the Company pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile, light duty truck, van and minivan receivables (including receivables previously sold which the Company continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Company or a Transferor, if any, will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and "--Insolvency Event" regarding the sale of the Receivables owned by an Owner Trust if an Insolvency Event with respect to the Seller applicable to such Trust occurs.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning, with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Receivables, the Pool Balance (as such term is defined in such Prospectus Supplement), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

    Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, (iii) to make the deposit, if any, of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iv) to make the initial deposit, if any, to the Collateral Reinvestment Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust for general corporate purposes.

                           THE COMPANY AND THE SELLER

THE COMPANY

    The Company is a specialty finance company primarily engaged in financing the purchase of used automobiles by acquiring dealer-originated retail installment contracts and installment loans. Since the Company's incorporation in March 1991, it has expanded its operations by targeting and servicing an under-served market--financing used automobile purchases by consumers who have limited access to traditional sources of credit. In general, the Company serves two customers, the automobile dealer and, indirectly, the dealer's customer, the "non-prime" borrower. See "First Merchants' Automobile Financing Program--General" in the related Prospectus Supplement.

    The Company is a Delaware corporation. The Company's principal executive office and mailing address is 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015 and its telephone number is (847) 948-9300. The common stock of the Company is quoted on The Nasdaq Stock Market's National Market under the symbol "FMAC". The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission.

    The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under any Insolvency Laws will not result in the consolidation of the assets and liabilities of the related Transferor, if any, or the related Trust with those of the Company. These steps include the creation of a Transferor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations on its activities (including restrictions on the nature of such Transferor's business, the requirement of an independent director being on such Transferor's Board of Directors and a restriction on such Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors).

THE SELLER

    With respect to each series of Securities, the Seller will be either the Company or a Transferor. Each Transferor, if any, will be a special-purpose finance subsidiary of the Company.

                            DESCRIPTION OF THE NOTES

GENERAL

    Each Owner Trust may issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to a related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

    To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, payments to holders of Notes of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the holders of such class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

    In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Servicer, a subservicer or such other party as may be specified in the related Prospectus Supplement of its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements--Termination".

CERTAIN PROVISIONS OF THE INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will include the following: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal, or any installment of the principal, of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in such Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

    Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    If the Notes of any series are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on

Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling such Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of such Notes.

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of each such outstanding Note.

    Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

    In addition, unless otherwise specified in the related Prospectus Supplement, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among such other requirements as may be specified in the related Prospectus Supplement, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and to perform or observe every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes (and, if so provided in such Indenture, the Certificates) of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    No Owner Trust will, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of such Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

    No Trust may engage in any activity other than as described herein or in the Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

    MODIFICATION OF INDENTURE. Each Owner Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    However, unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of such Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of such Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of such Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

    ANNUAL COMPLIANCE STATEMENT. Each Owner Trust that issues Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Owner Trust that issues Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor trustee for such series. An Owner Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller. Unless and until Definitive Certificates (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities-- Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal of and interest on each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinated to payments in respect of the Notes of such series as more fully described in such Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. One or more classes of Certificates of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Servicer, a subservicer or such other party as may be specified in such Prospectus Supplement of its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements-- Termination".

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities) at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in such Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

    As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

    CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                    D X 360                X        100
Money Market Yield          =     360-(D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

    LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be established by the Calculation Agent for any LIBOR Security and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the Interest Reset Date for such Interest Reset Period (the "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service as may be nominated by the information vendor for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750 on a LIBOR Determination Date, LIBOR for the related Interest Reset Period will be such rate. If on any LIBOR Determination Date such offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which will be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; PROVIDED, HOWEVER, that if such banks are not quoting as described above, LIBOR with respect to such date will be LIBOR applicable to the immediately preceding Interest Reset Period. "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

    TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized by the related Indenture Trustee as "Noteholders", as such term is used in each Indenture, or by the related Trustee as "Certificateholders", as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its Participants.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Unless otherwise specified in the related Prospectus Supplement, Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

    Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

    DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Except as required by law, none of the Seller, the Servicer, the related Administrator or the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

    Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator of an Owner Trust or Trustee of a Grantor Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, Security Owners representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the related Security Owners.

    Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the Applicable Trustee will be required to notify all applicable Security Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Security Owners.

    Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date, and on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in such Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

         (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each as of the related record date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

        (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

       (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

       (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each such term, if applicable, as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

        (ix) the aggregate Purchase Amounts for receivables, if any, that were repurchased in the related Collection Period;

        (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

        (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

       (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series;

       (xiii) for each such date during the Revolving Period (if any), the remaining amount in the Collateral Reinvestment Account; and

       (xiv) for the first such date that is on or immediately following the end of the Revolving Period (if any), the amount remaining in the Collateral Reinvestment Account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

    Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

    Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables and other Trust Property from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement or Pooling and Servicing Agreement, as applicable, pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Company will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will, if so specified in such Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables and other Trust Property from the Seller and, to the extent specified in such Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and the initial deposit into the Collateral Reinvestment Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period or Revolving Period on each date specified as a transfer date in such Prospectus Supplement (each, a "Subsequent Transfer Date").

    In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first priority perfected security interest in favor of the Seller in the Financed Vehicle; and
(v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and the Seller will make any other representations and warranties that may be set forth in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and installment loans and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

    With respect to Owner Trusts that issue Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Collateral Reinvestment Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and each Grantor Trust, the Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, any Collateral Reinvestment Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Grantor Trust and each Owner Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account (as defined herein) in the name of the related Trustee on behalf of the related Certificateholders.

    If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of Owner Trusts that issue Notes) or Trustee (in the case of a Grantor Trust or an Owner Trust that does not issue Notes), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders.

    If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Seller will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related series. In addition, if so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Collateral Reinvestment Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Seller will deposit the amount, if any, specified in such Prospectus Supplement. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The

Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Trustee to purchase Subsequent Receivables from the Seller from time to time during the Funding Period and Revolving Period, respectively. The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after such Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

    Any other accounts to be established with respect to a Trust, including any Reserve Account, will be described in the related Prospectus Supplement.

    For any series of Securities, funds in the Collection Account, the Note Distribution Account, if any, any Pre-Funding Account, any Collateral Reinvestment Account, any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle retail installment sale contracts and installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured up to applicable limits by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts and installment loans it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the last day of the Collection Period relating to the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

    If so specified in the related Prospectus Supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the Receivables. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof.

    Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

    If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. To the extent possible, the Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement.

    If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during such Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount. However, unless otherwise specified in the related Prospectus Supplement, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

    Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

    With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source and priorities of, and the requirements for, all payments to the holders of each class of Notes, if any, and all distributions to the holders of each class of Certificates of such series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Distribution Date collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinated to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinated to payments in respect of Notes, if any, of such series or to distributions in respect of other classes of Certificates of such series. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, spread accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in such Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

    RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in such Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in such Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in such Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in such Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and the manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller or to any other entity.

NET DEPOSITS

    If so specified in the related Prospectus Supplement as an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee or Trustee, as applicable, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such statement, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and/or each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Company may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Company's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Company's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer may appoint a subservicer to perform all or any portion of its obligations as Servicer; however, in the event that the Servicer does appoint any such subservicer, the Servicer will remain obligated and liable to the related Trustee and Securityholders for servicing and administering the Receivables and will also be responsible for any fees and expenses of the subservicer.

SERVICER DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer;
(ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    In the case of Owner Trusts that issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Grantor Trust and any Owner Trust that does not issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any such Indenture Trustee, Noteholders, Trustee or Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

    With respect to each Owner Trust that issues Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Grantor Trust and each Owner Trust that is formed pursuant to a Pooling and Servicing Agreement, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

    Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

INSOLVENCY EVENT

    With respect to any Owner Trust that issues Notes, if an Insolvency Event occurs with respect to the Seller, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates (excluding any Certificates held by the Seller) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by the Seller) and (ii) holders of each class of Notes, if any, with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to the related Securityholders; PROVIDED that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay in full the Notes, if any, and the Certificates of the related series, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either of the events described in the two immediately following paragraphs.

    Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance (as defined in such Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

    If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in such Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

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
ADMINISTRATION AGREEMENT

    The Company, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Servicer.

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
                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

    The Receivables in general evidence the credit sale of new and used automobiles, light duty trucks, vans and minivans by dealers to Obligors and also constitute personal property security agreements granting the holder of such Receivables a security interest in the Financed Vehicles under the applicable UCC. Perfection of security interests in the Financed Vehicles is generally governed by the motor vehicle registration laws of the state in which a Financed Vehicle is located. In almost all states in which the Receivables have been originated, a security interest in automobiles, light duty trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicle's certificate of title.

    All of the Receivables purchased by the Company name the Company as obligee (by assignment or otherwise) and as the secured party. The Company also takes all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the Company's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title.

    The Company will sell its interests in Receivables and assign its security interests in the Financed Vehicles securing the Receivables to either (i) the related Trust pursuant to either a Sale and Servicing Agreement or a Pooling and Servicing Agreement or (ii) a Transferor pursuant to a Receivables Purchase Agreement, which Transferor will, in turn, sell such interests and assign such security interests to the Trust pursuant to either a Sale and Servicing Agreement or a Pooling and Servicing Agreement. However, because of the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect any Transferor or the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, provides that the Company, as custodian, will hold any certificates of title and the documents and other items relating to the Financed Vehicles in its possession on behalf of the Trust and the Indenture Trustee.

    With respect to certain limitations on the enforceability of the Indenture Trustee's security interest, see "Risk Factors--Certain Legal Aspects".

    Under the laws of most states, the perfected security interest in a Financed Vehicle would continue for four months after such vehicle is moved to a state other than the state in which it is initially registered, and thereafter until the owner of the Financed Vehicle re-registers it in the new state. A majority of states generally require surrender of a certificate of title in connection with the re-registration of a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, assuming no fraud or negligence, the secured party noted on the certificate of title would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, a re-registration could defeat perfection. In the ordinary course of servicing Receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and, accordingly, will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in such Financed Vehicle and is obligated to repurchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid storage fees and liens for unpaid taxes take priority over even a perfected security interest in a Financed

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
Vehicle. The Company will represent that, as of the date of issuance of the Notes, each security interest in a Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs, unpaid storage fees or taxes could arise at any time during the term of a Receivable. No notice will be given to the Indenture Trustee or the Noteholders in the event such a lien arises nor will the Company be obligated to repurchase the related Receivable if such a lien arises after the Closing Date.

REPOSSESSION

    In the event of default by a vehicle purchaser, a holder of a retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among its UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the Financed Vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right to cure a default may be exercised on a limited number of occasions in any one-year period. In cases where the Obligor objects or raises a defense to repossession, if a Financed Vehicle cannot be retaken without a breach of the peace, or if otherwise required by applicable state law, a court order must be obtained from an appropriate court, and the Financed Vehicle must then be repossessed in accordance with that order.

NOTICE OF SALES; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale or other intended disposition of the collateral may be held. All aspects of the disposition of the collateral, including the method, manner, time, place and terms must be commercially reasonable. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states the Obligor may have a post-repossession right to reinstate the terms of the contract or loan and redeem the collateral by the payment of delinquent installments and expenses incurred by the secured party in repossessing the collateral.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds obtained upon repossession and resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments, provided that certain procedures are followed. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of collateral and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any holder of a lien with respect to the collateral or, if no such lienholder exists or there are remaining funds, the UCC requires the secured party to remit the surplus to the former owner of the collateral. Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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
CONSUMER PROTECTION LAWS

    Courts have applied general equitable principles to limit and restrict secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection provided under the 14th Amendment of the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges) and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Procedures Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, state adaptations of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. State laws generally impose finance charge ceilings and other restrictions on consumer transactions and often require contract disclosure in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or loans such as the Receivables.

    Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a cash sale differential, applicable finance charge ceilings could be exceeded.

    On August 27, 1996, a purported class action entitled MERCEDES HOFFMAN V. GROSSINGER MOTOR CORP. AND FIRST MERCHANTS ACCEPTANCE CORPORATION was filed in the United States District Court for the Northern District of Illinois. The complaint, as amended on September 27, 1996 (the "Complaint"), alleges violations of certain Federal and Illinois consumer protection statutes and RICO and seeks unspecified damages. The Company believes that certain material allegations in the Complaint are incorrect and that it has meritorious defenses to the claims made in the Complaint. The Company has filed a motion to dismiss the Complaint which has been briefed by the parties. The Company intends to vigorously defend this action.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code and other state laws, has the effect of subjecting an assignee of a seller of goods (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. With respect to used automobiles specifically, the FTC Rule requires that all sellers of used automobiles prepare, complete and display a Buyer's Guide that explains the warranty coverage for such automobiles.

    All of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Vehicle. Such claims are limited to a maximum

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
liability equal to the amounts actually paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Company's representations and warranties under the related Receivables Purchase Agreement and would create an obligation of the Company to repurchase the related Receivable unless the breach were cured. The Seller will assign its rights under the related Receivables Purchase Agreement, including its right to cause the Company to repurchase Receivables with respect to which it is in breach of its representations and warranties, to the Trust pursuant to either the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    Under most state vehicle dealer licensing laws, sellers of automobiles, minivans and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the Sale and Servicing Agreement.

    The Company will warrant under either a Receivables Purchase Agreement, a Sale and Servicing Agreement or a Pooling and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Company under such Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Company to repurchase the Receivable from the Trust unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy code, a court may prevent a secured party from repossessing an automobile and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or loan or change the rate of interest and time of repayment of the indebtedness.

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
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

    The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the Certificates are retained by the Seller or an affiliate thereof, or (iii) whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify which of the above situations applies.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF OWNER TRUSTS

    Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If an Owner Trust were taxable as a corporation for federal income tax purposes, such Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes, if any. Any such corporate income tax could materially reduce cash available to make payments on the Notes, if any, and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    GENERAL. The following discussion only applies to a Trust which elects to be treated as a partnership and issues one or more classes of Notes. Furthermore, the following discussion assumes that all payments on the Notes are denominated in U.S. dollars and that any such Notes are sold to persons other than the Seller. If these conditions are not satisfied with respect to any given series of Notes, any

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
additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the beneficial owners of the Notes (the "Note Owners") will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a Note Owner sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Note Owner in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Note Owner with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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
    FOREIGN HOLDERS. Interest payments made (or accrued) to a Note Owner who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above and, as a publicly traded partnership taxable as a corporation, would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY AN OWNER TRUST

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the beneficial owners of Certificates (the "Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the

                                       63
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Trust, the partners of the partnership being the Certificate Owners (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such miscellaneous itemized deductions are allowed only to the extent they exceed, in the aggregate, 2% of an individual's adjusted gross income. Furthermore, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

    DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets

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
that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the

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following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificate Owner who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificate Owners will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF
  THE SELLER

TAX CHARACTERIZATION OF THE TRUST

    Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Certificates of which are retained by the Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder. In the event the Certificates were later transferred to more than one person, the discussion under "Trusts for which a Partnership Election is Made" would apply to the Trust and the Notes.

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under the the heading "Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

    If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trusts. If so treated, the Trust would most likely in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.

    Nonetheless, treatment of Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders might be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Certificates Issued by an Owner Trust" would apply to the holders of such Notes.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF GRANTOR TRUSTS

    If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificate Owners") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

    CHARACTERIZATION. Each Grantor Trust Certificate Owner will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the

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Receivables and any other assets in the Trust. Any amounts received by a Grantor
Trust Certificate Owner in lieu of amounts due with respect to any Receivable or other asset in the Trust because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificate Owner will be required to report on its federal income tax return in accordance with such Grantor Trust Certificate Owner's method of accounting its pro rata share of the entire income from the Receivables and any other assets in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificate Owner will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificate Owners that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificate Owner using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificate Owner using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

    PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each asset of the Trust based on such asset's relative fair market value, so that such holder's undivided interest in each asset will have its own tax basis. A Grantor Trust Certificate Owner that acquires an interest in Receivables or Receivables Backed Assets at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificate Owner that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificate Owner acquires during the year of the election or thereafter.

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    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable or Receivables Backed Asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such asset that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such asset. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

    Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

    ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificate Owner's interest in those Receivables or Receivables Backed Assets meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificate Owner that acquires an undivided interest in a Receivable or Receivables Backed Asset issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such asset for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificate Owner, the daily portions of OID with respect to a Receivable or a Receivables Backed Asset generally would be determined as follows. A calculation will be made of the portion of OID that accrues on such asset during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on such asset under the prepayment assumption used in respect of such assets and
(ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of such asset at the beginning of such accrual period. No representation is made that such assets will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable or Receivables Backed Asset at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of such asset at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method,

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provided that such method is consistent with the method used to determine the yield to maturity of such assets.

    With respect to the Receivables or Receivables Backed Assets, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of such assets. Subsequent purchasers that purchase such assets at more than a DE MINIMIS discount should consult their tax advisors with respect to the proper method to accrue such OID.

    MARKET DISCOUNT. A Grantor Trust Certificate Owner that acquires an undivided interest in Receivables or Receivables Backed Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable or Receivables Backed Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not

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exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. To the extent a Grantor Trust Certificate Owner is considered to have purchased an undivided interest in a Receivable or Receivables Backed Asset for an amount that is greater than its stated redemption price at maturity of such asset, such Grantor Trust Certificate Owner will be considered to have purchased such asset with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificate Owner (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the assets to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on such assets.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificate Owner to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificate Owner acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificate Owner that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificate Owner owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

    SUBORDINATE CERTIFICATES. In the event the Trust issues two classes of Grantor Trust Certificates, one class being a subordinate class and the other being a senior class (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively) the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Receivable or Receivables Backed Asset plus a portion of the interest due on each such asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each such asset equal to the difference between the pass-through rate on the Subordinate Certificates and the pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

    The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market values of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

    TRUST STRIPPED BOND. Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

    TRUST STRIPPED COUPON. The Trust Stripped Coupon will be treated as a debt instrument with original issued discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

    EFFECT OF SUBORDINATION. If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Receivables or amounts available from a Reserve Account or other form of credit enhancement, if any.

    Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (I.E., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. The sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

    NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificate Owner holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding if such Grantor Trust Certificate Owner complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificate Owner under penalties of perjury, certifying that such Grantor Trust Certificate Owner is not a U.S. Person and providing the name and address of such Grantor Trust Certificate Owner).

    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust, if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificate Owner at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificate Owners in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

          CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO OWNER TRUSTS

    The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois. The State of Illinois imposes a state income tax on corporations, partnerships and other entities doing business in the State of Illinois. This discussion relates only to Owner Trusts, and is based upon present provisions of Illinois statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Illinois Department of Revenue.

    Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificate Owners are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

    For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Owner Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

    It is expected that special Illinois tax counsel to the Trust ("Illinois Tax Counsel") will advise each such Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Illinois income tax purposes. Accordingly, Note Owners not otherwise subject to taxation in Illinois should not become subject to taxation in Illinois solely because of a holder's ownership of Notes. However, a Note Owner already subject to Illinois's income tax could be required to pay additional Illinois tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY AN OWNER TRUST

    If the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, Illinois Tax Counsel will deliver its opinion that the same treatment should also apply for Illinois tax purposes. The Owner Trust will take the position that neither it nor the Certificate Owners are, as a result of the transactions described herein, doing business in Illinois but rather that the Owner Trust should be viewed as a passive holder of investments. As a result, neither the Owner Trust nor the Certificate Owners should be subject to Illinois income taxes (which, if applicable, could possibly result in reduced distributions to Certificate Owners). Alternative characterizations of the Owner Trust and the Certificates are possible but would not result in materially adverse tax consequences to Certificate Owners.

                                     * * *

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE NOTES

    Unless otherwise specified in the Prospectus Supplement, the Notes of each series may be purchased by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or by a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (a "Plan"). A fiduciary of the Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code.

SENIOR CERTIFICATES

    Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinate Certificates (referred to herein as "Senior Certificates") issued by a Grantor Trust or an Owner Trust.

    The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle retail installment sales contracts and installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinate to the rights and interests evidenced by other certificates of the Trust;

        (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Receivables included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

    Unless otherwise specified in the Prospectus Supplement, the Company believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Receivables included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

SUBORDINATE CERTIFICATES

    Unless otherwise specified in the Prospectus Supplement, the Certificates issued by Owner Trusts that also issue Notes and Subordinate Certificates issued by Grantor Trusts may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code, and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and
Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    By its acceptance of such Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

    If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in the Plan Assets Regulation, such exception will be discussed in the related Prospectus Supplement.

    A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in such underwriting agreements and in such Prospectus Supplement.

    In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

    Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Servicer and the Administrator by Sonnenschein Nath & Rosenthal, New York, New York, and for the underwriters for such series by Brown & Wood LLP, New York, New York. Certain federal income tax and other matters will be passed upon for each Trust by Brown & Wood LLP and certain Illinois state tax and other matters will be passed upon for each Trust by Sonnenschein Nath & Rosenthal, Chicago, Illinois. It is anticipated that Sonnenschein Nath & Rosenthal will from time to time render legal services to the Seller, the Servicer and their affiliates.

                                 INDEX OF TERMS

Actuarial Receivables.............................................................         25
Adjusted Issue Price..............................................................         70
Administration Agreement..........................................................         56
Administration Fee................................................................         56
Administrator.....................................................................         56
Advance...........................................................................         10
Advances..........................................................................         49
Applicable Trustee................................................................         41
APR...............................................................................         10
Base Rate.........................................................................         37
Benefit Plan......................................................................         75
Calculation Agent.................................................................         37
Calculation Date..................................................................   38,39,41
CD Rate...........................................................................         38
CD Rate Determination Date........................................................         38
CD Rate Security..................................................................         37
Cede..............................................................................         20
Certificate Balance...............................................................          5
Certificate Distribution Account..................................................         46
Certificate Owners................................................................         63
Certificate Pool Factor...........................................................         28
Certificateholders................................................................         41
Certificates......................................................................          1
Closing Date......................................................................         45
Code..............................................................................         61
Collateral Reinvestment Account...................................................        1,8
Collection Account................................................................         46
Collection Period.................................................................         48
Commercial Paper Rate.............................................................      38,39
Commercial Paper Rate Determination Date..........................................         38
Commercial Paper Rate Security....................................................         37
Commission........................................................................       2,18
Company...........................................................................        1,3
Complaint.........................................................................         59
Composite Quotations..............................................................         37
Dealer Agreements.................................................................         22
Dealers...........................................................................       9,22
Definitive Certificates...........................................................         42
Definitive Notes..................................................................         42
Definitive Securities.............................................................         42
Depository........................................................................         30
Distribution Date.................................................................         31
DTC...............................................................................         20
DTC's Nominee.....................................................................         20
Early Amortization Event..........................................................          8
Eligible Deposit Account..........................................................         47
Eligible Institution..............................................................         47
Eligible Investments..............................................................         47

ERISA.............................................................................         13
Events of Default.................................................................         31
Exchange Act......................................................................         18
Exemption.........................................................................         76
Federal Funds Rate................................................................         39
Federal Funds Rate Determination Date.............................................         39
Federal Funds Rate Security.......................................................         37
Federal Tax Counsel...............................................................         61
Financed Vehicles.................................................................          7
First Merchants...................................................................          3
Fixed Rate Securities.............................................................         37
Floating Rate Securities..........................................................         37
Foreign Person....................................................................         63
FTC Rule..........................................................................         59
Funding Period....................................................................          7
Grantor Trust.....................................................................          3
Grantor Trust Certificate Owners..................................................         68
H.15(519).........................................................................         37
Illinois Tax Counsel..............................................................         75
Indenture.........................................................................          3
Indenture Trustee.................................................................          1
Index Maturity....................................................................         37
Indirect Participants.............................................................         41
Initial Cutoff Date...............................................................          7
Initial Pool Balance..............................................................         55
Initial Receivables...............................................................          7
Insolvency Event..................................................................         53
Insolvency Laws...................................................................         16
Interest Rate.....................................................................          4
Investment Earnings...............................................................         47
Investment Income.................................................................          8
IRS...............................................................................         61
LIBOR.............................................................................         40
LIBOR Business Day................................................................         40
LIBOR Determination Date..........................................................         40
LIBOR Security....................................................................         37
Master Trust......................................................................          6
Master Trust Agreement............................................................          6
Master Trust New Issuance.........................................................         23
Money Market Yield................................................................         39
Note Distribution Account.........................................................         46
Noteholders.......................................................................         41
Note Owners.......................................................................         62
Note Pool Factor..................................................................         28
Notes.............................................................................          1
Obligors..........................................................................         22
OID...............................................................................         62
OID Regulations...................................................................         62
Owner Trust.......................................................................          3
Participants......................................................................         30
Pass Through Rate.................................................................          5

Payahead Account..................................................................         46
Payaheads.........................................................................         48
Plan..............................................................................         76
Plan Assets Regulation............................................................         75
Pooling and Servicing Agreement...................................................          3
Pre-Funded Amount.................................................................          7
Pre-Funding Account...............................................................        1,8
Precomputed Advance...............................................................         10
Precomputed Receivables...........................................................         25
Prospectus Supplement.............................................................          1
Purchase Amount...................................................................         46
Rating Agency.....................................................................         19
Ratings Effect....................................................................      19,24
Receivables.......................................................................        1,7
Receivables Backed Assets.........................................................          7
Receivables Pool..................................................................         22
Registration Statement............................................................          2
Related Documents.................................................................         33
Reserve Account...................................................................         51
Restricted Group..................................................................         77
Revolving Period..................................................................          8
Rule of 78's Receivables..........................................................         25
Rules.............................................................................         42
Sale and Servicing Agreement......................................................          7
Schedule of Receivables...........................................................         45
Section 1286 Treasury Regulations.................................................         70
Securities........................................................................          1
Securities Act....................................................................          2
Security Owners...................................................................         41
Securityholders...................................................................         14
Senior Certificates...............................................................      72,75
Senior Class Percentage...........................................................         71
Servicer..........................................................................        1,3
Servicer Default..................................................................         52
Servicing Fee.....................................................................         49
Servicing Fee Rate................................................................         49
Shortfall Amount..................................................................         72
Short-Term Note...................................................................         62
Simple Interest Advance...........................................................         10
Simple Interest Receivables.......................................................         25
Spread............................................................................         37
Spread Multiplier.................................................................         37
Strip Certificates................................................................          5
Strip Notes.......................................................................          4
Subordinate Certificates..........................................................         72
Subordinate Class Percentage......................................................         72
Subsequent Receivables............................................................        1,7
Subsequent Transfer Date..........................................................      14,45
Telerate Page 3750................................................................         40
Transfer and Servicing Agreements.................................................         45
Transferor........................................................................        1,3

Treasury Bills....................................................................         40
Treasury Rate.....................................................................         40
Treasury Rate Determination Date..................................................         41
Treasury Rate Security............................................................         37
Trust.............................................................................          1
Trustee...........................................................................          1
Trust Accounts....................................................................         47
Trust Agreement...................................................................          3
Trust Property....................................................................          1
Trust Stripped Bond...............................................................         72
Trust Stripped Coupon.............................................................         72
UCC...............................................................................         46
Underwriting Agreements...........................................................         78
U.S. Person.......................................................................         74

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST MERCHANTS, THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.
                             ---------------------
                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS SUPPLEMENT
Reports to Noteholders.........................        S-2
Summary........................................        S-3
Risk Factors...................................       S-16
First Merchants' Automobile Financing
  Program......................................       S-19
The Trust......................................       S-25
The Receivables Pool...........................       S-26
The Seller and First Merchants.................       S-30
Use of Proceeds................................       S-31
Description of the Notes.......................       S-31
Description of the Certificates................       S-40
Weighted Average Life of the Notes.............       S-41
Description of the Transfer and Servicing
  Agreements...................................       S-42
The Policy.....................................       S-52
Financial Security Assurance Inc...............       S-53
Certain Federal and State Income Tax
  Consequences.................................       S-55
ERISA Considerations...........................       S-55
Underwriting...................................       S-56
Legal Matters..................................       S-57
Experts........................................       S-57
Index of Defined Terms.........................       S-58
Annex I........................................        A-1
                        PROSPECTUS
Reports to Securityholders.....................          2
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
Summary of Terms...............................          3
Risk Factors...................................         14
The Trusts.....................................         22
The Receivables Pools..........................         25
Weighted Average Life of the Securities........         27
Pool Factors and Trading Information...........         28
Use of Proceeds................................         28
The Company and the Seller.....................         29
Description of the Notes.......................         30
Description of the Certificates................         35
Certain Information Regarding the Securities...         37
Description of the Transfer and Servicing
  Agreements...................................         45
Certain Legal Aspects of the Receivables.......         57
Certain Federal Income Tax Consequences........         61
Certain State Tax Consequences With Respect to
  Owner Trusts.................................         74
ERISA Considerations...........................         75
Plan of Distribution...........................         78
Legal Matters..................................         78
Index of Terms.................................         79

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$97,595,000

FIRST MERCHANTS
AUTO TRUST 1997-1

$68,000,000 FLOATING RATE
ASSET BACKED NOTES, CLASS A-1

$29,595,000 6.75%
ASSET BACKED NOTES, CLASS A-2

FIRST MERCHANTS
AUTO RECEIVABLES CORPORATION II
SELLER

FIRST MERCHANTS
ACCEPTANCE CORPORATION
SERVICER

                   [LOGO]

SALOMON BROTHERS INC
BEAR, STEARNS & CO. INC.

PROSPECTUS SUPPLEMENT
DATED MARCH 25, 1997